================================================================================










                          AGREEMENT AND PLAN OF MERGER



                            DATED AS OF JUNE 2, 2000



                                  BY AND AMONG



                     NORTHEAST PENNSYLVANIA FINANCIAL CORP.



                           NORTHEAST ACQUISITION, INC.



                                       AND



                    SECURITY OF PENNSYLVANIA FINANCIAL CORP.



================================================================================

                                TABLE OF CONTENTS
                                                                        PAGE NO.


Introductory Statement.........................................................1

ARTICLE I
      The Merger...............................................................1
      ----------
      Section 1.1.  Structure of the Merger....................................1
                    -----------------------
      Section 1.2.  Effect on Shares of Target Common Stock....................2
                    ---------------------------------------
      Section 1.3.  Payment Procedures.........................................2
                    ------------------
      Section 1.4.  Stock Options..............................................4
                    -------------
      Section 1.5.  Effect on Shares of Acquisition Sub Stock..................5
                    -----------------------------------------
      Section 1.6.  Certificate of Incorporation and Bylaws of the
                    ----------------------------------------------
                     Surviving Corporation.....................................5
                     ---------------------
      Section 1.7.  Directors and Officers of the Surviving Corporation........5
                    ---------------------------------------------------
      Section 1.8.  Bank Merger................................................5
                    -----------
      Section 1.9.  Alternative Structure......................................5
                    ---------------------
      Section 1.10. Dissenters' Rights.........................................6
                    ------------------

ARTICLE II
      Representations and Warranties...........................................6
      ------------------------------
      Section 2.1.  Representations and Warranties of Target...................6
                    ----------------------------------------
      Section 2.2.  Representations and Warranties of Acquiror................23
                    ------------------------------------------

ARTICLE III
      Conduct Pending the Merger..............................................27
      --------------------------
      Section 3.1.  Conduct of Target's Business Prior to the Effective Time..27
                    --------------------------------------------------------
      Section 3.2.  Forbearance by Target.....................................28
                    ---------------------
      Section 3.3.  Conduct of Acquiror's Business Prior to the
                    -------------------------------------------
                     Effective Time...........................................31
                     --------------
ARTICLE IV
      Covenants...............................................................31
      ---------
      Section 4.1.  Acquisition Proposals.....................................31
                    ---------------------
      Section 4.2.  Certain Policies and Actions of Target....................34
                    --------------------------------------
      Section 4.3.  Access and Information....................................34
                    ----------------------
      Section 4.4.  Certain Filings, Consents and Agreements..................36
                    ----------------------------------------
      Section 4.5.  Anti-takeover Provisions..................................36
                    ------------------------
      Section 4.6.  Additional Agreements.....................................36
                    ---------------------
      Section 4.7.  Publicity.................................................36
                    ---------
      Section 4.8.  Stockholder Meeting.......................................37
                    -------------------
      Section 4.9.  Proxy Statement...........................................37
                    ---------------
      Section 4.10. Notification of Certain Matters...........................38
                    -------------------------------
      Section 4.11. Employees, Directors and Officers.........................38
                    ---------------------------------
      Section 4.12. Indemnification...........................................41
                    ---------------

ARTICLE V
      Conditions to Consummation..............................................43
      --------------------------
      Section 5.1.  Conditions to Each Party's Obligations....................43
                    --------------------------------------

      Section 5.2.  Conditions to the Obligations of Acquiror.................43
                    -----------------------------------------
      Section 5.3.  Conditions to the Obligations of Target...................44
                    ---------------------------------------

ARTICLE VI
      Termination.............................................................45
      -----------
      Section 6.1.  Termination...............................................45
                    -----------
      Section 6.2.  Expenses..................................................46
                    --------
      Section 6.3.  Termination Fee...........................................46
                    ---------------
      Section 6.4.  Effect of Termination.....................................47
                    ---------------------

ARTICLE VII
      Closing, Effective Date and Effective Time..............................47
      ------------------------------------------
      Section 7.1.  Effective Date and Effective Time.........................47
                    ---------------------------------
      Section 7.2.  Deliveries at the Closing.................................48
                    -------------------------

ARTICLE VIII
      Certain Other Matters...................................................48
      ---------------------
      Section 8.1.  Certain Definitions; Interpretation.......................48
                    -----------------------------------
      Section 8.2.  Survival..................................................49
                    --------
      Section 8.3.  Waiver; Amendment.........................................49
                    -----------------
      Section 8.4.  Counterparts..............................................49
                    ------------
      Section 8.5.  Governing Law.............................................49
                    -------------
      Section 8.6.  Expenses..................................................49
                    --------
      Section 8.7.  Notices...................................................49
                    -------
      Section 8.8.  Entire Agreement; etc.....................................50
                    ---------------------
      Section 8.9.  Successors and Assigns; Assignment........................51
                    ----------------------------------
      Section 8.10  Arbitration...............................................51
                    -----------


Exhibit A - Plan of Bank Merger
Exhibit B - Consulting and Non-Competition Agreement
Exhibit C - Consulting and Non-Competition Agreement

                          AGREEMENT AND PLAN OF MERGER

            This is an AGREEMENT AND PLAN OF MERGER, dated as of the 2nd day of June, 2000 ("AGREEMENT"), by and among Northeast Pennsylvania Financial Corp., a Delaware corporation ("ACQUIROR"), NORTHEAST ACQUISITION, INC., a Delaware corporation ("ACQUISITION SUB"), and Security of Pennsylvania Financial Corp., a Delaware corporation ("TARGET").

                             INTRODUCTORY STATEMENT

            The Board of Directors of each of Acquiror and Target (i) has determined that this Agreement and the business combination and related transactions contemplated hereby are in the best interests of Acquiror and Target, respectively, and in the best interests of their respective stockholders and (ii) has approved, at meetings of each of such Boards of Directors, this Agreement.

            Acquiror and Target desire to make certain representations, warranties and agreements in connection with the business combination and related transactions provided for herein and to prescribe various conditions to such transactions.

            Acquisition Sub has been organized as a wholly owned subsidiary of Acquiror to facilitate the business combination contemplated by this Agreement.

            In connection with the execution and delivery of this Agreement, and as a condition and inducement to the Acquiror's and Acquisition Sub's willingness to enter into this Agreement, certain executives of Target are entering into consulting and non-competition agreements with the Acquiror (which shall become effective at the Effective Time) in the forms attached as Exhibits B and C.

            In consideration of their mutual promises and obligations hereunder, the parties hereto adopt and make this Agreement and prescribe the terms and conditions hereof and the manner and basis of carrying it into effect, which shall be as follows:

                                    ARTICLE I
                                   THE MERGER
                                   ----------

            Section 1.1.  Structure  of the Merger.  On the  Effective  Date (as
                          ------------------------
defined in SECTION 7.1), Acquisition Sub will merge with and into Target ("MERGER"), pursuant to the provisions of, and with the effect provided in, the Delaware General Corporation Law ("DGCL"). Upon consummation of the Merger, the separate corporate existence of Acquisition Sub shall cease. Target shall be the surviving corporation (hereinafter sometimes referred to in such capacity as the "SURVIVING CORPORATION" or, unless the context otherwise requires, "TARGET") in the Merger and shall continue to be governed by the DGCL, and its separate corporate existence, with all of its rights, privileges, immunities, powers and franchises, shall continue unaffected by the Merger. The name of Target, as the Surviving Corporation in the Merger, shall be Security of Pennsylvania Financial Corp. From and after the Effective Time (as defined in SECTION 7.1), the Surviving Corporation shall possess all of the properties and rights and be subject to all of the liabilities and obligations of Target and Acquisition Sub, all as more fully described in the DGCL.

            Section 1.2.  Effect on Shares of Target Common Stock.
                          ---------------------------------------

            (a) By virtue of the Merger, automatically and without any action on the part of the holder thereof, each share of common stock, par value $.01 per share, of Target ("TARGET COMMON STOCK") that is issued and outstanding at the Effective Time, other than Excluded Shares (as defined below), shall cease to be outstanding and shall be converted into and become the right to receive (subject to adjustment as described below) $17.50 in cash, without interest thereon (the "MERGER CONSIDERATION").

                  "EXCLUDED SHARES" shall consist of (i) Dissenters' Shares (as defined in SECTION 1.10); (ii) shares held directly or indirectly by Acquiror (other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted) and (iii) shares held by Target as treasury stock.

            (b) As of the Effective Time, each Excluded Share, other than Dissenters' Shares, shall be canceled and retired and shall cease to exist, and no exchange or payment shall be made with respect thereto. In addition, no Dissenters' Shares shall be converted into the Merger Consideration pursuant to this SECTION 1.2 but instead shall be treated in accordance with the procedures set forth in SECTION 1.10 of this Agreement.

            Section 1.3.  Payment Procedures.
                          ------------------

            (a) Appropriate transmittal materials ("LETTER OF TRANSMITTAL") shall be mailed as soon as reasonably practicable after the Effective Time to each holder of record of Target Common Stock as of the Effective Time. A Letter of Transmittal shall be deemed properly completed only if accompanied by certificates representing all shares of Target Common Stock to be converted thereby.

            (b) At and after the Effective Time, each certificate ("TARGET CERTIFICATE") previously representing shares of Target Common Stock (except as specifically set forth in SECTION 1.2) shall represent only the right to receive the Merger Consideration multiplied by the number of shares of Target Common Stock previously represented by the Target Certificate.

            (c) Prior to the Effective Time, Acquiror shall deposit, or shall cause to be deposited, in a segregated account with Northeast Pennsylvania Trust Co. or another bank or trust company selected by Acquiror and reasonably acceptable to Target, which shall act as paying agent ("PAYING AGENT") for the benefit of the holders of shares of Target Common Stock, for payment in accordance with this SECTION 1.3, an amount of cash sufficient to pay the aggregate Merger Consideration to be paid pursuant to SECTION 1.2 and to pay the amount required pursuant to Section 1.4.

            (d) The Letter of Transmittal shall (i) specify that delivery shall be effected, and risk of loss and title to the Target Certificates shall pass, only upon delivery of the Target Certificates to the Paying Agent, (ii) be in a form and contain any other provisions as Acquiror may reasonably determine and
(iii) include instructions for use in effecting the surrender of the Target Certificates in exchange for the Merger Consideration. Upon the proper surrender of the Target Certificates to the Paying Agent, together with a properly completed and duly executed Letter of Transmittal, the holder of such Target Certificates shall be entitled to receive in exchange therefor a check in the amount equal to the cash that such holder has the right to receive pursuant to
SECTION 1.2. Target Certificates so surrendered shall forthwith be canceled. As soon as practicable following receipt of the properly completed Letter of Transmittal and any necessary accompanying documentation, the Paying Agent shall issue a check as provided herein. If there is a transfer of ownership of any shares of Target Common Stock not registered in the transfer records of Target, the Merger Consideration shall be issued to the transferee thereof if the Target Certificates representing such Target Common Stock are presented to the Paying Agent, accompanied by all documents required, in the reasonable judgment of Acquiror and the Paying Agent, (x) to evidence and effect such transfer and (y) to evidence that any applicable stock transfer taxes have been paid.

            (e) From and after the Effective Time there shall be no transfers on the stock transfer records of Target of any shares of Target Common Stock. If, after the Effective Time, Target Certificates are presented to Acquiror, they shall be canceled and exchanged for the Merger Consideration deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this SECTION 1.3.

            (f) Any portion of the aggregate amount of cash to be paid pursuant to SECTION 1.2 that remains unclaimed by the stockholders of Target for six months after the Effective Time shall be repaid by the Paying Agent to Acquiror upon the written request of Acquiror. After such request is made, any stockholders of Target who have not theretofore complied with this SECTION 1.3 shall look only to Acquiror for the Merger Consideration deliverable in respect of each share of Target Common Stock such stockholder holds, as determined pursuant to SECTION 1.2 of this Agreement, without any interest thereon. If outstanding Target Certificates are not surrendered prior to the date on which such payments would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by any abandoned property, escheat or other applicable laws, become the property of Acquiror (and, to the extent not in its possession, shall be paid over to it), free and clear of all claims or interest of any person previously entitled to such claims. Notwithstanding the foregoing, neither the Paying Agent nor any party to this Agreement (or any affiliate thereof) shall be liable to any former holder of Target Common Stock for any amount delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

            (g) Acquiror and the Paying Agent shall be entitled to rely upon Target's stock transfer books to establish the identity of those persons entitled to receive the Merger Consideration, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Target Certificate, Acquiror and the Paying Agent shall be entitled to deposit any Merger Consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

            (h) If any Target Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Target Certificate to be lost, stolen or destroyed and, if required by the Paying Agent, the posting by such person of a bond in such amount as the Paying Agent may reasonably direct as indemnity against any claim that may be made against it with respect to such Target Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Target Certificate the Merger Consideration deliverable in respect thereof pursuant to SECTION 1.2.

            Section 1.4. Stock Options.
                         -------------

            (a) Except as provided in SECTION 1.4(B), at the Effective Time, each option to acquire shares of Target Common Stock (a "TARGET OPTION") granted pursuant to the Target Stock- Based Incentive Plan (the "TARGET INCENTIVE PLAN") that is then outstanding and unexercised, shall be canceled, and in lieu thereof the holders of such options shall be paid in cash an amount equal to the product of (i) the number of shares of Target Common Stock subject to such option at the Effective Time and (ii) the amount by which the Merger Consideration exceeds the exercise price per share of such option, net of any cash which must be withheld under federal and state income and employment tax requirements. In the event that the exercise price of a Target Option is greater than the Merger Consideration, then at the Effective Time such Target Option shall be canceled without any payment made in exchange therefor. At the Effective Time the Target Incentive Plan shall be deemed terminated.

            (b) Directors and employees of Target who continue to serve as a director or be employed by Acquiror or a subsidiary of Acquiror may, by written notice to Acquiror received by Acquiror not less than the day that is two business days prior to the Closing Date (as defined in SECTION 7.1), elect to convert all or any portion of the Target Options held by them into options ("Acquiror Options") to purchase shares of Acquiror's common stock, par value $.01 per share ("Acquiror Common Stock"). Any such election shall identify the Target Options to be converted into Acquiror Options and shall become irrevocable upon receipt by Acquiror of the notice of election. Any conversion pursuant to this SECTION 1.4(B) shall be effected by issuing to the electing individual Acquiror Options to purchase the number of shares of Acquiror Common Stock (rounded up to the nearest whole share) equal to the product of (i) the number of shares of Target Common Stock subject to the Target Options being converted, and (ii) a fraction, the numerator of which is the per share Merger Consideration and the denominator of which is the average of the daily closing sales prices of a share of Acquiror Common Stock, as reported on the American Stock Exchange, for the 15 consecutive trading days ending with the last trading day before the Effective Date (as defined in SECTION 7.1). The exercise price per share for each share of Acquiror Common Stock subject to an Acquiror Option issued under this SECTION 1.4(B) shall be equal to the product (rounded to the nearest cent) of the per share exercise price of the Target Option being converted into such Acquiror Options multiplied by the reciprocal of the fraction described in SECTION 1.4(B)(II) above. Each such Acquiror Option (i) shall be fully vested and shall be exercisable on the same terms as the related Target Options, (ii) shall not be subject to any condition, except as may be required under applicable securities laws, and (iii) shall be evidenced by an Acquiror Option Agreement in a form to be provided by Acquiror that is reasonably acceptable to Target, and that shall provide for reasonable registration rights. No payment shall be made pursuant to
SECTION 1.4(A) with respect to any portion of a Target Option that is converted into an Acquiror Option as described in this paragraph.

            Section 1.5.   Effect on Shares of Acquisition Sub Stock. Each share
                           -----------------------------------------
of common stock of Acquisition Sub that is issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one share of the Surviving Corporation.

            Section  1.6.   Certificate  of  Incorporation  and  Bylaws  of  the
                            ----------------------------------------------------
Surviving Corporation.  The certificate of incorporation and bylaws of Target in
---------------------
effect immediately prior to the Effective Time shall be the certificate of incorporation and bylaws of the Surviving Corporation from and after the Effective Time until amended in accordance with law.

            Section  1.7.  Directors and Officers of the Surviving  Corporation.
                           ----------------------------------------------------
From and after the Effective Time, the directors and officers of the Surviving Corporation shall consist of the directors and officers of Acquisition Sub serving immediately prior to the Effective Time, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

            Section 1.8.   Bank  Merger.   Concurrently  with  or  as  soon   as
                           ------------
practicable after the execution and delivery of this Agreement, First Federal Bank ("ACQUIROR BANK"), a wholly owned subsidiary of Acquiror, and Security Savings Association of Hazleton ("TARGET BANK"), a wholly owned subsidiary of Target, shall enter into the Plan of Bank Merger, in the form attached hereto as Exhibit A, pursuant to which Target Bank will merge with and into Acquiror Bank
---------
(the "BANK MERGER"). The parties hereto intend that the Bank Merger shall become effective on the Effective Date.

            Section 1.9.  Alternative Structure.   Notwithstanding  anything  to
                          ---------------------
the contrary contained in this Agreement, prior to the Effective Time, Acquiror may specify that the structure of the transactions contemplated by this Agreement be revised and the parties hereto shall enter into such alternative transactions as Acquiror may determine to effect the purposes of this Agreement; PROVIDED, HOWEVER, that such revised structure shall not (i) alter or change the amount or kind of the Merger Consideration or (ii) materially impede or delay the receipt of any regulatory approval referred to in, or the consummation of the transactions contemplated by, this Agreement. This

Agreement and any related documents shall be appropriately amended in order to reflect any such revised structure.

            Section  1.10    Dissenters'  Rights.  Notwithstanding  anything  to
                             -------------------
the contrary contained in this Agreement, shares of Target Common Stock that are outstanding immediately prior to the Effective Time and that are held by stockholders who shall have not voted in favor of the Merger or consented thereto in writing and who properly shall have delivered to Target a written demand for appraisal of the fair value of such shares in accordance with the DGCL (collectively, the "DISSENTERS' SHARES") shall not be converted into or represent the right to receive the Merger Consideration. Such stockholders instead shall be entitled to receive payment of the fair value of such shares held by them in accordance with the provisions of the DGCL, except that all Dissenters' Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or otherwise lost their dissenters' rights under the DGCL shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive, without any interest thereon, the Merger Consideration upon surrender in the manner provided in SECTION 1.3, of the Target Certificate or Target Certificates that, immediately prior to the Effective Time, evidenced such shares. Target shall give Acquiror (i) prompt notice of any written demands for appraisal of the fair value of any shares of Target Common Stock, attempted withdrawals of such demands and any other instruments served pursuant to the DGCL and received by Target relating to stockholders' rights of appraisal, and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. Target shall not, except with the prior written consent of Acquiror, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for appraisal.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

            Section  2.1.    Representations and Warranties of Target. Except as
                             ----------------------------------------
set forth in the letter setting forth, among other things, facts and circumstances and events, the disclosure of which is required or appropriate in relation to any or all of its respective representations and warranties (and making specific reference to the Section of this Agreement to which they relate) (the "DISCLOSURE LETTER") delivered by Target to Acquiror prior to the execution of this Agreement, Target represents and warrants to Acquiror that:

            (a)   Organization.
                  ------------

                  (i) Target is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is registered as a savings and loan holding company under the Home Owners' Loan Act, as amended ("HOLA").

                  (ii) Target Bank is a savings and loan association duly organized and validly existing under the laws of the Commonwealth of Pennsylvania. The deposits of Target Bank are insured by the Savings Association Insurance Fund ("SAIF") administered by the Federal Deposit

Insurance Corporation ("FDIC") to the extent provided in the Federal Deposit Insurance Act, as amended ("FDIA"). Target Bank is a member of the Federal Home Loan Bank of Pittsburgh ("FHLB").

                  (iii) Target and Target Bank each has all requisite corporate power and authority to own, lease and operate its properties and to conduct the business currently being conducted by it. Target and Target Bank are each duly qualified or licensed as a foreign corporation to transact business and are in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification or licensing necessary, each of which jurisdictions is listed in Target's Disclosure Letter, except where the failure to be so qualified or licensed and in good standing would not have a Material Adverse Effect on Target.

            (b)   Subsidiaries.
                  ------------

                  (i) Target does not, directly or indirectly, own an equity interest representing 5% or more of any class of the capital stock or other equity interests in any corporation, partnership, joint venture or other entity other than Target Bank.

                  (ii) Target owns of record and beneficially all the capital stock of Target Bank free and clear of any claims, liens, encumbrances or restrictions and there are no agreements or understandings with respect to the voting or disposition of any such shares. The outstanding shares of capital stock of Target Bank have been validly authorized and are validly issued, fully paid and nonassessable.

                  (iii) Target Bank does not hold any shares of its capital stock in its treasury, and there are not, and on the Effective Time there will not be, outstanding (A) any options, warrants or other rights with respect to the capital stock of Target Bank, (B) any securities convertible into or exchangeable for shares of such capital stock or any other debt or equity security of Target Bank or (C) any other commitments of any kind for the issuance of additional shares of capital stock or other debt or equity security of Target Bank or options, warrants or other rights with respect to such securities.

            (c)   Capital Structure.
                  -----------------

                  (i) The authorized capital stock of Target consists of 5,000,000 shares of Target Common Stock, and 1,000,000 shares of preferred stock, par value $0.01 per share ("TARGET PREFERRED STOCK").

                  (ii)  As of the date of this Agreement:

                        (A) 1,356,885 shares of Target Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable;

                        (B) 158,700 shares of Target Common Stock are reserved for issuance pursuant to Target Options under the Target Incentive Plan;

                        (C) 230,115 shares of Target Common Stock are held by Target in its treasury; and

                        (D)   no   shares   of   Target   Preferred   Stock  are
                              outstanding or reserved for issuance.

                  (iii) As of the date of this Agreement, options to purchase an aggregate of 134,022 shares of Target Common Stock have been granted. Set forth in Target's Disclosure Letter is a complete and accurate list of all outstanding Target Options, including the names of the optionees, dates of grant, exercise prices, dates of vesting, dates of termination and shares subject to each grant. Following the Effective Time, no holder of Target Options will have any right to receive shares of common stock of Acquiror upon the exercise of Target Options except as provided in SECTION 1.4.

                  (iv) As of the date of this Agreement, Target Incentive Plan holds 63,480 shares of Target Common Stock and awards pursuant to Target
Incentive Plan have been granted with respect to 54,606 of those shares of Target Common Stock. Set forth in Target's Disclosure Letter is a complete and accurate list of all outstanding shares of restricted stock awarded, including the names of the recipients, dates of grant, dates of vesting, dates of termination and shares subject to each grant.

                  (v) No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which stockholders of Target may vote are issued or outstanding.

                  (vi) Except as set forth in this SECTION 2.1(C) or in Target's Disclosure Letter, as of the date of this Agreement, (A) no shares of capital stock or other voting securities of Target are issued, reserved for issuance or outstanding and (B) neither Target nor Target Bank has or is bound by any outstanding subscriptions, options, warrants, calls, rights, convertible securities, commitments or agreements of any character obligating Target or Target Bank to issue, deliver or sell, or cause to be issued, delivered or sold, any additional shares of capital stock of Target or obligating Target or Target Bank to grant, extend or enter into any such option, warrant, call, right, convertible security, commitment or agreement. As of the date hereof, there are no outstanding contractual obligations of Target or Target Bank to repurchase, redeem or otherwise acquire any shares of capital stock of Target or Target Bank.

            (d)   Authority.
                  ---------

                  (i) Target has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate actions on the part of the Board of Directors of Target, and no other corporate proceedings on the part of Target are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement other than the approval and adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Target Common Stock at Target's Stockholder Meeting (as defined in SECTION 4.8). This Agreement has been duly and validly executed and delivered by Target and constitutes a valid and binding obligation of Target, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, whether applied in a court of law or a court of equity.

                  (ii) Target Bank has all requisite corporate power and authority to enter into the Plan of Bank Merger and to consummate the transactions contemplated thereby. The execution and delivery of the Plan of Bank Merger and the consummation of the transactions contemplated thereby have been duly authorized by the Board of Directors of Target Bank and approved by Target as the sole stockholder of Target Bank. The Plan of Bank Merger, upon execution and delivery by Target Bank, will be duly and validly executed and delivered by Target Bank and will constitute a valid and binding obligation of Target Bank, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, whether applied in a court of law or a court of equity.

            (e)   Fairness Opinion.  Target has received the written opinion  of
                  ----------------
Sandler O'Neill & Partners, L.P., to the effect that, as of the date hereof, the Merger Consideration to be received by Target's stockholders is fair, from a financial point of view, to such stockholders.

            (f)   No Violations; Consents.
                  -----------------------

                  (i) The execution, delivery and performance of this Agreement by Target do not, and the consummation of the transactions contemplated by this Agreement will not, (A) assuming the consents and approvals referred to in
SECTION 2.1(F)(II) are obtained and the applicable waiting periods have expired and the approval of Target's stockholders is obtained, violate any law, rule or regulation or any judgment, decree, order, governmental permit or license to which Target or Target Bank (or any of their respective properties) is subject,
(B) violate the certificate of incorporation or bylaws of Target or the similar organizational documents of Target Bank or (C) constitute a breach or violation of, or a default under (or an event which, with due notice or lapse of time or both, would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of Target or Target Bank under, any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which Target or Target Bank is a party, or to which any of their respective properties or assets may be subject, except, in the case of (C), for any such breaches, violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect on Target.

                  (ii) Except for (A) the filing of an application with the Office of Thrift Supervision (the "OTS") under HOLA and approval of such application, (B) the filing of the Proxy Statement (as defined in SECTION 4.9) with the Securities and Exchange Commission ("SEC"), (C) the filing of a certificate of merger with the Delaware Secretary of State pursuant to the DGCL and the filing of Articles of Combination with the OTS, and (D) the filing of any necessary notice or approval of the Pennsylvania Department of Banking (the "DEPARTMENT"), no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality (each a "GOVERNMENTAL ENTITY") or with any third party are necessary in connection with the execution and delivery by Target of this Agreement or the con summation by Target and Target Bank of the Merger, the Bank Merger and the other transactions contemplated by this Agreement, including the Bank Merger. As of the date hereof, the executive officers and the members of the Boards of Directors of Target and Target Bank know of no reason pertaining to Target why any of the approvals referred to in this SECTION 2.1(F) should not be obtained without the imposition of any material condition or restriction described in SECTION 5.1(B).

            (g)   Reports and Financial Statements.
                  --------------------------------

                  (i) Target and Target Bank have each timely filed all material reports, forms, registration statements and proxy or information statements, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 1997 with (A) the FDIC, (B) the OTS,
(C) the Department, (D) the National Association of Securities Dealers, Inc. ("NASD"), and (E) the SEC (collectively, "TARGET'S REPORTS") and have paid all fees and assessments due and payable in connection therewith. As of their respective dates, none of Target's Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. All of Target's Reports filed with the SEC under the Securities Exchange Act of 1934, as amended ("EXCHANGE ACT"), complied in all material respects with the applicable requirements of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder.

                  (ii) Each of the financial statements of Target included in Target's Reports filed with the SEC complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. The financial statements included in Target's Reports were prepared from the books and records of Target and Target Bank, fairly present the consolidated financial position of Target and Target Bank in each case at and as of the dates indicated and the consolidated income, changes in stockholders' equity and cash flows of Target and Target Bank for the periods indicated, and, except as otherwise set forth in the notes thereto, were prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the periods covered thereby; PROVIDED, HOWEVER, that the unaudited financial statements for interim periods are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack a statement of changes in stockholders' equity and complete footnotes.

            (h) Absence of Certain  Changes or Events.  Except as  disclosed  in
                -------------------------------------
Target's Reports filed with the SEC prior to the date of this Agreement, since June 30, 1999, (i) Target and Target Bank have not incurred any debt, liability or obligation of any nature whatsoever (whether accrued, contingent, absolute or otherwise and whether due or to become due), except in the ordinary course of their business consistent with past practice, (ii) Target and Target Bank have conducted their respective businesses only in the ordinary and usual course of such businesses consistent with their past practices, (iii) there has not been any event or occurrence that has had a Material Adverse Effect on Target, (iv) there has been no increase in the salary, compensation, pension or other benefits payable or to become payable by Target or Target Bank to any of their respective directors, officers or employees, other than in conformity with the policies and practices of such entity in the usual and ordinary course of its business and other than the award of stock options and/or restricted stock, (v) neither Target nor Target Bank has paid or made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any of their directors, officers or employees, other than in conformity with the policies and practices of such entity in the usual and ordinary course of its business which, to the extent made or accrued by the date of financial statements of the entity, are properly recorded on those financial statements, and (vi) there has been no change in any accounting principles, practices or methods of Target or Target Bank other than as required by GAAP.

            (i) Absence of Claims. No litigation,  controversy,  claim,  action,
                -----------------
suit or other legal, administrative or arbitration proceeding before any court, governmental agency or arbitrator, other than in connection with routine foreclosure and collection claims against borrowers, is pending against Target or Target Bank and, to the knowledge of Target, no such litigation, controversy, claim, action, suit or proceeding has been threatened. To the knowledge of Target, there are no investigations, reviews or inquiries by any court or governmental agency pending or threatened against Target or Target Bank. There are no judgments, decrees, injunctions or orders of any Governmental Entity or arbitrator outstanding against Target or Target Bank.

            (j) Absence of Regulatory Actions.  Since December 31, 1996, neither
                -----------------------------
Target nor Target Bank has been a party to any cease and desist order, written agreement or memorandum of understanding with, or any commitment letter or similar undertaking to, or has been subject to any action, proceeding, order or directive by, or has been a recipient of any extraordinary supervisory letter from any federal or state governmental authority charged with the supervision or regulation of depository institutions or depository institution holding companies or engaged in the insurance of bank deposits ("GOVERNMENT REGULATORS"), or has adopted any board resolutions at the request of any Government Regulator, or has been advised by any Government Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such action, proceeding, order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolutions or similar undertaking.

            (k)  Taxes.  All  federal,  state,  local and  foreign  tax  returns
                 -----
required to be filed by or on behalf of Target or Target Bank have been timely filed or requests for extensions have been timely filed and any such extension shall have been granted and not have expired, and all such filed returns are complete and accurate in all material respects. All taxes shown on such returns, all taxes required to be shown on returns for which extensions have been granted and all other taxes required to be paid by Target or Target Bank have been paid in full or adequate provision has been made for any such taxes on Target's balance sheet (in accordance with GAAP). For purposes of this SECTION 2.1(K), the term "TAXES" shall include all income, franchise, gross receipts, real and personal property, real property transfer and gains, wage and employment taxes. As of the date of this Agreement, there is no audit examination, deficiency assessment, tax investigation or refund litigation with respect to any taxes of Target or Target Bank, and no claim has been made by any authority in a jurisdiction where Target or Target Bank do not file tax returns that Target or Target Bank is subject to taxation in that jurisdiction. All taxes, interest, additions and penalties due with respect to completed and settled examinations or concluded litigation relating to Target or Target Bank have been paid in full or adequate provision has been made for any such taxes on Target's consolidated statement of financial condition (in accordance with GAAP). Neither Target nor Target Bank has executed an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect. Target and Target Bank have withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and Target and Target Bank have timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the Internal Revenue Code of 1986, as amended ("IRC"), and similar applicable state and local information reporting requirements. Neither Target nor Target Bank (i) has made an election under Section 341(f) of the IRC, or (ii) has issued or assumed any obligation under Section 279 of the IRC, any high yield discount obligation as described in Section 163(i) of the IRC or any registration-required obligation within the meaning of Section 163(f)(2) of the IRC that is not in registered form.

            (l)   Agreements.
                  ----------

                  (i) Except for this Agreement, Target and Target Bank are not bound by any material contract (as defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC), to be performed after the date hereof that has not been filed with or incorporated by reference in Target's Reports.

                  (ii)   Target's   Disclosure   Letter   lists  any   contract,
arrangement, commitment or understanding (whether written or oral) to which Target or Target Bank is a party or is bound:

                        (A) with any executive officer or other key employee of Target or Target Bank the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Target or Target Bank of the nature contemplated by this Agreement;

                        (B) with respect to the employment of any directors, officers employees or consultants;

                        (C) with respect to any contract, arrangement, commitment or understanding (whether written or oral) (including any stock option plan, phantom stock or stock appreciation rights plan, restricted stock plan or stock purchase plan) any of the benefits of which will be increased, or the vesting or payment of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

                        (D) containing covenants that limit the ability of Target or Target Bank to compete in any line of business or with any person, or that involve any restriction on the geographic area in which, or method by which, Target (including any successor thereof) or Target Bank may carry on their respective businesses (other than as may be required by law or any regulatory agency);

                        (E) pursuant to which Target or Target Bank may become obligated to invest in or contribute capital to any entity;

                        (F) not fully disclosed in the Target's Reports that relates to borrowings of money (or guarantees thereof) by Target or Target Bank, other than in the ordinary course of business; or

                        (G) except as set forth in Target's Disclosure Letter, which is a lease or license with respect to any property, real or personal, whether as landlord, tenant, licensor or licensee, involving a liability or obligation as obligor in excess of $10,000 on an annual basis.

      To the knowledge of Target, each of the agreements and other documents referenced in Target's Disclosure Letter is a valid, binding and enforceable obligation of the parties sought to be bound thereby, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, whether applied in a court of law or a court of equity. Target has previously made available to Acquiror true and complete copies of each agreement and other documents referenced in Target's Disclosure Letter.

                  (iii) Neither Target nor Target Bank is in default under (and no event has occurred which, with due notice or lapse of time or both, would constitute a default under) or is in violation of any provision of any note, bond, indenture, mortgage, deed of trust, loan agreement, lease or other agreement to which it is a party or by which it is bound or to which any of its respective properties or assets is subject and, to the knowledge of Target, no other party to any such agreement (excluding any loan or extension of credit made by Target or Target Bank) is in default in any respect thereunder.

                  (iv) Each of Target and Target Bank owns or possesses valid and binding licenses and other rights to use without payment all patents, copyrights, trade secrets, trade names, service marks and trademarks used in its businesses, and neither Target nor Target Bank has received any notice of conflict with respect thereto that asserts the right of others. Each of Target and Target Bank has performed all the obligations required to be performed by it and are not in default under any contract, agreement, arrangement or commitment relating to any of the foregoing.

            (m) Labor Matters. Target and Target Bank are in material compliance
                -------------
with all applicable laws respecting employment, retention of independent contractors and employment practices, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor practice. Neither Target nor Target Bank is or has ever been a party to, or is or has ever been bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization with respect to its employees, nor is Target or Target Bank the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages and conditions of employment nor, to the knowledge of Target, has any such proceeding been threatened, nor is there any strike, other labor dispute or organizational effort involving Target or Target Bank pending or threatened.

            (n)   Employee Benefit Plans.
                  ----------------------

                  (i) Target's Disclosure Letter contains a complete and accurate list of all pension, retirement, stock option, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, consulting, bonus, group insurance, severance and other benefit plans, contracts, agreements and arrangements, including, but not limited to, "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), incentive and welfare policies, contracts, plans and arrangements and all trust agreements related thereto with respect to any present or former directors, officers or other employees of Target or Target Bank (hereinafter referred to collectively as the "TARGET EMPLOYEE PLANS"). Target has previously made available or delivered to Acquiror true and complete copies of each agreement, plan and other documents referenced in Target's Disclosure Letter. There has been no announcement or commitment by Target or Target Bank to create an additional Target Employee Plan, or to amend any Target Employee Plan, except for amendments required by applicable law which do not materially increase the cost of such Target Employee Plan and except as contemplated by SECTION 4.11(H) hereof. With respect to each Target Employee Plan, Target has previously made available to Acquiror a true and correct copy of (A) the annual report on the applicable form of the Form 5500 series filed with the Internal Revenue Service ("IRS") for the most recent three plan years, if required to be filed, (B) such Target Employee Plan, including amendments thereto, (C) each trust agreement, insurance contract or other funding arrangement relating to such Target Employee Plan, including amendments thereto, (D) the most recent summary plan description and summary of material modifications thereto for such Target Employee Plan, to the extent available, if the Target Employee Plan is subject to Title I of ERISA, (E) the most recent actuarial report or valuation if such Target Employee Plan is a Target Pension Plan (as defined below) and any subsequent changes to the actuarial assumptions contained therein and (F) the most recent determination letter issued by the IRS if such Target Employee Plan is a Target Qualified Plan (as defined below).

                  (ii) There is no pending or threatened litigation, administrative action or proceeding relating to any Target Employee Plan. All of the Target Employee Plans comply in all material respects with all applicable requirements of ERISA, the IRC and other applicable laws. There has occurred no "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the IRC) with respect to the Target Employee Plans which is likely to result in the imposition of any penalties or taxes upon Target or Target Bank under
Section 502(i) of ERISA or Section 4975 of the IRC.

                  (iii) No liability to the Pension Benefit Guaranty Corporation has been or is expected by Target or Target Bank to be incurred with respect to any Target Employee Plan which is subject to Title IV of ERISA ("TARGET PENSION PLAN"), or with respect to any "single-employer plan" (as defined in Section 4001(a) of ERISA) currently or formerly maintained by Target or any entity which is considered one employer with Target under Section 4001(b)(1) of ERISA or
Section 414 of the IRC (an "ERISA AFFILIATE"). No Target Pension Plan had an "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, as of the last day of the end of the most recent plan year ending prior to the date hereof; the fair market value of the assets of each Target Pension Plan exceeds the present value of the "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA) under such Target Pension Plan as of the end of the most recent plan year with respect to the respective Target Pension Plan ending prior to the date hereof, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for such Target Pension Plan as of the date hereof; and no notice of a "reportable event" (as defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived has been required to be filed for any Target Pension Plan within the 12-month period ending on the date hereof. Neither Target nor Target Bank has provided, or is required to provide, security to any Target Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the IRC. Neither Target, Target Bank, nor any ERISA Affiliate has contributed to any "multiemployer plan," as defined in Section 3(37) of ERISA, on or after September 26, 1980.

                  (iv) Each Target Employee Plan that is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) and which is intended to be qualified under Section 401(a) of the IRC (a "TARGET QUALIFIED PLAN") has received a favorable determination letter from the IRS, and Target and Target Bank are not aware of any circumstances likely to result in revocation of any such favorable determination letter. Each Target Qualified Plan that is an "employee stock ownership plan" (as defined in Section 4975(e)(7) of the IRC) has satisfied all of the applicable requirements of Sections 409 and 4975(e)(7) of the IRC and the regulations thereunder in all respects and any assets of any such Target Qualified Plan that are not allocated to participants' individual accounts are pledged as security for, and may be applied to satisfy, any securities acquisition indebtedness.

                  (v) Neither Target nor Target Bank has any obligations for post-retirement or post-employment benefits under any Target Employee Plan that cannot be amended or terminated upon 60 days' notice or less without incurring any liability thereunder, except for coverage required by Part 6 of Title I of ERISA or Section 4980B of the IRC, or similar state laws, the cost of which is borne by the insured individuals. With respect to Target or Target Bank, for the Target Employee Plans listed in Target's Disclosure Letter, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in any payment or series of payments by Target or Target Bank to any person which is an "excess parachute payment" (as defined in Section 280G of the IRC), increase or secure (by way of a trust or other vehicle) any benefits payable under any Target Employee Plan or accelerate the time of payment or vesting of any such benefit.

            (o) Title to Assets. Target's Disclosure Letter contains a complete and accurate list of all real property owned or leased by Target or Target Bank, including all properties of Target or Target Bank classified as "Real Estate Owned" or words of similar import (the "REAL PROPERTY"). Each of Target and Target Bank has good and marketable title to its properties and assets (including any intellectual property asset such as any trademark, service mark, trade name or copyright) and property acquired in a judicial foreclosure proceeding or by way of a deed in lieu of foreclosure or similar transfer whether real or personal, tangible or intangible, in each case free and clear of any liens, security interests, encumbrances, mortgages, pledges, restrictions, charges or rights or interests of others, except pledges to secure deposits and other liens incurred in the ordinary course of business. Each lease pursuant to which Target or Target Bank is lessee or lessor is valid and in full force and effect and neither Target nor Target Bank, nor, to the knowledge of Target, any other party to any such lease is in default or in violation of any provisions of any such lease. All material tangible properties of Target and Target Bank are in a good state of maintenance and repair, conform with all applicable ordinances, regulations and zoning laws and are considered by Target to be adequate for the current business of Target and Target Bank. To the knowledge of Target, none of the buildings, structures or other improvements located on the Real Property encroaches upon or over any adjoining parcel or real estate or any easement or right-of-way.

            (p)  Compliance  with Laws.  Each of Target and Target  Bank has all
                 ---------------------
permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Entities that are required in order to permit it to carry on its business as it is presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and no suspension or cancellation of any of them is threatened. Since the date of its incorporation, the corporate affairs of Target have not been conducted in violation of any law, ordinance, regulation, order, writ, rule, decree or approval of any Governmental Entity. Neither Target nor Target Bank is in violation of, is, to the knowledge of Target, under investigation with respect to any violation of, or has been given notice or been charged with any violation of, any law, ordinance, regulation, order, writ, rule, decree or condition to approval of any Governmental Entity which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Target.

            (q) Fees.  Other than  financial  advisory  services  performed  for
                ----
Target by Sandler O'Neill & Partners, L.P. pursuant to an agreement dated May 2, 2000, a true and complete copy of which has been previously delivered to Acquiror, neither Target nor Target Bank, nor any of their respective officers, directors, employees or agents, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees in connection with this Agreement and the transactions contemplated thereby, and no broker or finder has acted directly or indirectly for Target or Target Bank in connection with this Agreement or the transactions contemplated hereby.

            (r)   Environmental Matters.
                  ---------------------

                  (i)   With respect to Target and Target Bank:

                        (A) Each of Target and Target Bank, the Participation Facilities (as defined below), and, to the knowledge of Target, the Loan Properties (as defined below) are, and have been, in substantial compliance with, and are not liable under, all Environmental Laws (as defined below);

                        (B) There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or, to the knowledge of Target, threatened, before any court, governmental agency or board or other forum against Target or Target Bank or any Participation Facility
(1) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (2) relating to the presence of or release into the environment of any Hazardous Material (as defined below), whether or not occurring at or on a site owned, leased or operated by Target or Target Bank or any Participation Facility;

                        (C) To the knowledge of Target, there is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or threatened before any court, governmental agency or board or other forum relating to or against any Loan Property (or Target or Target Bank in respect of such Loan Property) (1) relating to alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (2) relating to the presence of or release into the environment of any Hazardous Material, whether or not occurring at a Loan Property;

                        (D) To the knowledge of Target, the properties currently owned or operated by Target or Target Bank (including, without limitation, soil, groundwater or surface water on or under the properties, and buildings thereon) are not contaminated with and do not otherwise contain any Hazardous Material other than as permitted under applicable Environmental Law;

                        (E) Neither Target nor Target Bank has received any notice, demand letter, executive or administrative order, directive or request for information from any Governmental Entity or any third party indicating that it may be in violation of, or liable under, any Environmental Law;

                        (F) To the knowledge of Target, there are no underground storage tanks on, in or under any properties owned or operated by Target or Target Bank or any Participation Facility and no underground storage tanks have been closed or removed from any properties owned or operated by Target or Target Bank or any Participation Facility; and

                        (G) To the knowledge of Target, during the period of (1) Target's or Target Bank's ownership or operation of any of their respective current properties or (2) Target's or Target Bank's participation in the management of any Participation Facility, there has been no contamination by or release of Hazardous Materials in, on, under or affecting such properties. To the knowledge of Target, prior to the period of (1) Target's or Target Bank's ownership or operation of any of their respective current properties or (2) Target's or Target Bank's participation in the management of any Participation Facility, there was no contamination by or release of Hazardous Material in, on, under or affecting such properties.

                  (ii) The  following  definitions  apply for  purposes  of this
SECTION 2.2(R):

                  "LOAN PROPERTY" means any property in which the applicable party (or a subsidiary of it) holds a security interest and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

                  "PARTICIPATION FACILITY" means any facility in which the applicable party (or a subsidiary of it) participates in the management (including all property held as trustee or in any other fiduciary capacity) and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

                  "ENVIRONMENTAL LAW" means (i) any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, legal doctrine, order, directive, executive or administrative order, judgment, decree, injunction, legal requirement or agreement with any Governmental Entity relating to (A) the protection, preservation or restoration of the environment (which includes, without limitation, air, water vapor, surface water, groundwater, drinking water supply, structures, soil, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety as it relates to Hazardous Materials, or (B) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of, Hazardous Materials, in each case as amended and as now in effect. The term Environmental Law includes all federal, state and local laws, rules, regulations or requirements relating to the protection of the environment or health and safety, including, without limitation, (i) the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Federal Water Pollution Control Act of 1972, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976 (including, but not limited to, the Hazardous and Solid Waste Amendments thereto and Subtitle I relating to underground storage tanks), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970 as it relates to Hazardous Materials, the Federal Hazardous Substances Transportation Act, the Emergency Planning and Community Right-To-Know Act, the Safe Drinking Water Act, the Endangered Species Act, the National Environmental Policy Act, the Rivers and Harbors Appropriation Act or any so-called "Superfund" or "Superlien" law, each as amended and as now in effect, and (ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Material.

                  "HAZARDOUS MATERIAL" means any substance (whether solid, liquid or gas) which is or could be detrimental to human health or safety or to the environment, currently or hereafter listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any substance containing any such substance as a component. Hazardous Material includes, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance, oil or petroleum, or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos-containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyl.

            (s)   Loan Portfolio; Allowance; Asset Quality.
                  ----------------------------------------

                  (i) With respect to each loan, lease, advance, credit enhancement, guarantee, other extension of credit, commitment and interest-bearing asset of Target and Target Bank (collectively, "LOANS") owned by Target or Target Bank in whole or in part:

                        (A) the note and the related security documents are each
legal,  valid  and  binding   obligations  of  the  maker  or  obligor  thereof,
enforceable against such maker or obligor in accordance with their terms;

                        (B) neither Target nor Target Bank, nor, to the knowledge of Target, any prior holder of a Loan, has modified the note or any of the related security documents in any material respect or satisfied, canceled or subordinated the note or any of the related security documents except as otherwise disclosed by documents in the applicable Loan file;

                        (C) Target or Target Bank is the sole holder of legal and beneficial title to each Loan (or Target's or Target Bank's applicable participation interest, as applicable), except as otherwise referenced on the books and records of Target or Target Bank;

                        (D) the note and the related security documents, copies of which are included in the Loan files, are true and correct copies of the documents they purport to be and have not been suspended, amended, modified, canceled or otherwise changed except as otherwise disclosed by documents in the applicable Loan file;

                        (E) there is no litigation or proceeding pending or threatened relating to the property that serves as security for a Loan that would have a Material Adverse Effect upon the related Loan; and

                        (F) with respect to a Loan held in the form of a participation, the participation documentation is legal, valid, binding and enforceable in accordance with its terms.

                  (ii) The allowance for possible loan losses reflected in Target's audited consolidated statement of financial condition at June 30, 1999 was, and the allowance for possible losses shown on the balance sheets in Target's Reports for periods ending after June 30, 1999, in the opinion of management, was or will be adequate, as of the dates thereof, under GAAP.

                  (iii) Target's Disclosure Letter sets forth a true and complete listing, as of March 31, 2000, of:

                        (A)  all  Loans  that  have  been  classified   (whether
regulatory or internal) as "Special Mention," "Substandard," "Doubtful," "Loss" or words of similar import listed by category, including the amounts thereof;

                        (B) Loans (1) that are contractually past due 90 days or more in the payment of principal and/or interest, (2) that are on a non-accrual status, (3) where the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the Loan was originally created due to concerns regarding the borrower's ability to pay in accordance with such initial terms, or (4) for which a specific reserve allocation exists in connection therewith, listed by category, including the amounts thereof; and

                        (C) Loans with any director, executive officer or five percent or greater stockholder of Target or Target Bank or any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing, including the amounts thereof.

                  (iv) Neither Target nor Target Bank is a party to any Loan that is in violation of any law, regulation or rule of any Governmental Entity. Any asset of Target or Target Bank that is classified as "Real Estate Owned" or words of similar import that is included in any non-performing assets of Target or Target Bank is listed in Target's Disclosure Letter and is carried net of reserves at the lower of cost or fair value, less estimated selling costs, based on current independent appraisals or evaluations or current management appraisals or evaluations; PROVIDED, HOWEVER, that "current" shall mean subsequent to March 31, 1999.

            (t)   Deposits.   Except  as  set  forth  in the Target's Disclosure
                  --------
Letter, none of the deposits of Target or Target Bank is a "brokered" deposit.

            (u) Anti-takeover  Provisions  Inapplicable.  Target and Target Bank
                ---------------------------------------
have  taken all  actions  required  to exempt  Acquiror,  Acquisition  Sub,  the
Agreement, the Merger, the Plan of Bank Merger and the Bank Merger from any provisions of an antitakeover nature contained in their organizational documents, and the provisions of any federal or state "anti-takeover," "fair price," "moratorium," "control share acquisition" or similar laws or regulations.

            (v) Material  Interests of Certain  Persons.  Except as set forth in
                ---------------------------------------
the Target's Disclosure Letter, no officer or director of Target, or any "associate" (as such term is defined in Rule 12b-2 under the Exchange Act) of any such officer or director, has any material interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of Target or Target Bank.

            (w) Insurance. In the opinion of management,  Target and Target Bank
                ---------
are presently insured for amounts deemed reasonable by management against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. All of the insurance policies and bonds maintained by Target and Target Bank are in full force and effect, Target and Target Bank are not in default thereunder and all material claims thereunder have been filed in due and timely fashion.

            (x)   Investment Securities; Derivatives.
                  ----------------------------------

                  (i) Target's Disclosure Letter sets forth the book and market value as of March 31, 2000 of the investment securities, mortgage-backed securities and securities held for sale of Target and Target Bank. Target's Disclosure Letter sets forth, with respect to such securities, descriptions thereof, CUSIP numbers, pool face values and coupon rates.

                  (ii) Except for Federal Home Loan Bank stock, pledges to secure Federal Home Loan Bank borrowings and restrictions that exist for securities classified as "held to maturity," none of the investment securities held by Target or Target Bank is subject to any restriction (contractual or statutory) that would materially impair the ability of the entity holding such investment freely to dispose of such investment at any time.

                  (iii) Neither Target nor Target Bank is a party to or has agreed to enter into an exchange-traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is a derivative contract (including various combinations thereof) or owns securities that (A) are referred to generically as "structured notes," "high risk mortgage derivatives," "capped floating rate notes" or "capped floating rate mortgage derivatives" or (B) are likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes.

            (y)  Indemnification.  Except  as  provided  in the  certificate  of
                 ---------------
incorporation or bylaws of Target and the similar governing documents of Target Bank, neither Target nor Target Bank is a party to any agreement that provides for the indemnification of any of its present or former directors, officers, or employees or other persons who serve or served as a director, officer or employee of another corporation, partnership or other enterprise at the request of Target and, to the knowledge of Target, there are no claims for which any such person would be entitled to indemnification under the certificate of incorporation or bylaws of Target or the similar governing documents of Target Bank, under any applicable law or regulation or under any indemnification agreement.

            (z) Books and  Records.  The books and  records of Target and Target
                ------------------
Bank on a consolidated basis have been, and are being, maintained in accordance with applicable legal and accounting requirements and reflect in all material respects the substance of events and transactions that should be included therein.

            (aa) Corporate  Documents.  Target has previously  furnished or made
                 --------------------
available to Acquiror a complete and correct copy of the certificate of incorporation, bylaws and similar governing documents of Target and Target Bank, as in effect as of the date of this Agreement. Neither Target nor Target Bank is in violation of its certificate of incorporation, bylaws or similar governing documents. The minute books of Target and Target Bank constitute a complete and correct record of all actions taken by their respective boards of directors (and each committee thereof) and their stockholders.

            (bb) Proxy  Statement.  The information  regarding Target and Target
                 ----------------
Bank to be included in the Proxy Statement filed by Target with the SEC under the Exchange Act will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

            (cc)  Community  Reinvestment  Act  Compliance.  Target  Bank  is in
                  ----------------------------------------
material compliance with the applicable provisions of the Community Reinvestment Act ("CRA") and the regulations promulgated thereunder, and Target Bank currently has a CRA rating of satisfactory or better. To the knowledge of Target, there is no fact or circumstance or set of facts or circumstances that would cause Target Bank to fail to continue to comply with such provisions or cause the CRA rating of Target Bank to fall below satisfactory.

            (dd) Undisclosed Liabilities.  As of the date hereof, neither Target
                 -----------------------
nor Target Bank has incurred any debt, liability or obligation of any nature whatsoever (whether accrued, contingent, absolute or otherwise and whether due or to become due) except for (i) liabilities reflected on or reserved against in the consolidated financial statements of Target as of June 30, 1999, (ii) liabilities incurred since June 30, 1999 in the ordinary course of business consistent with past practice that, either alone or when combined with all similar liabilities, have not had, and would not reasonably be expected to have, a Material Adverse Effect on Target and (iii) liabilities incurred for legal, accounting, financial advisory fees and out-of-pocket expenses in connection with a proposed sale or merger of Target.

            (ee) Year 2000 Matters.  Target and Target Bank have not experienced
                 -----------------
any material data processing or other computer malfunctions related to processing date information on and after January 1, 2000 and none of the third party service providers or customers of Target or Target Bank have reported year 2000 data processing problems to Target that, individually or in the aggregate, would have a Material Adverse Effect on Target.

            (ff)  Liquidation  Account.  Neither  the Merger nor the Bank Merger
                  --------------------
will result in any payment or distribution payable out of the liquidation account of Target Bank established in connection with Target Bank's conversion from mutual to stock form.

            Section  2.2.  Representations and Warranties of Acquiror. Except as
                           ------------------------------------------
set forth in the Disclosure Letter delivered by Acquiror to Target prior to the execution of this Agreement, Acquiror represents and warrants to Target that:

            (a)   Organization.
                  ------------

                  (i) Acquiror is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is registered as a savings and loan holding company under HOLA.

                  (ii) Acquiror Bank is a federally chartered savings bank duly organized and validly existing under the laws of the United States of America. The deposits of Acquiror Bank are insured by the SAIF to the extent provided in the FDIA. Acquiror Bank is a member of the FHLB.

                  (iii) Each of Acquiror and Acquiror Bank has all requisite corporate power and authority to own, lease and operate its properties and to conduct the business currently being conducted by it. Each of Acquiror and Acquiror Bank is duly qualified or licensed as a foreign corporation to transact business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing would not have a Material Adverse Effect on Acquiror.

                  (iv) Acquisition Sub is a corporation duly organized, validly existing and in good standing under the laws of Delaware, all of the outstanding capital stock of which is, or prior to the Effective Time will be, owned directly or indirectly by Acquiror free and clear of any lien, charge or other encumbrance. From and after its incorporation, Acquisition Sub has not and will not engage in any activities other than in connection with or as contemplated by this Agreement.

            (b)   Authority.
                  ---------

                  (i) Each of Acquiror and Acquisition Sub has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate actions of the Boards of Directors of Acquiror and Acquisition Sub and no other corporate proceedings on the part of Acquiror or Acquisition Sub are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement except for the approval of this Agreement and the Merger by Acquiror as the sole stockholder of Acquisition Sub. This Agreement has been duly and validly executed and delivered by each of Acquiror and Acquisition Sub and constitutes a valid and binding obligation of each of Acquiror and Acquisition Sub, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, whether applied in a court of law or a court of equity.

                  (ii) Acquiror Bank has all requisite corporate power and authority to enter into the Plan of Bank Merger and to consummate the transactions contemplated thereby. The execution and delivery of the Plan of Bank Merger and the consummation of the transactions contemplated thereby have been duly authorized by the Board of Directors of Acquiror Bank and approved by Acquiror as the sole stockholder of Acquiror Bank. The Plan of Bank Merger, upon execution and delivery by Acquiror Bank, will be duly and validly executed and delivered by Acquiror Bank and will constitute a valid and binding obligation of Acquiror Bank, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, whether applied in a court of law or a court of equity.

            (c)   No Violations; Consents.
                  -----------------------

                  (i) The execution, delivery and performance of this Agreement by Acquiror do not, and the consummation of the transactions contemplated hereby will not, constitute (A) assuming the consents and approvals referred to in
SECTION 2.3(C)(II) are obtained, a violation of any law, rule or regulation or any judgment, decree, order, governmental permit or license to which

Acquiror or any of its subsidiaries (or any of their properties) is subject; (B) a violation of the certificate of incorporation or bylaws of Acquiror or similar organizational documents of any of its subsidiaries; or (C) a breach or violation of, or a default under (or an event which, with due notice or lapse of time or both, would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the properties or assets of Acquiror or Acquiror Bank under, any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which Acquiror or Acquiror Bank is a party, or to which any of their respective properties or assets may be subject, except, in the case of (C), for any such breaches, violations or defaults that wold not, individually or in the aggregate, have a Material Adverse Effect on Acquiror.

                  (ii) Except for (A) the filing of an application with the OTS, under HOLA, and approval of such application, (B) the filing of any necessary notice or approval of the Department, (C) the approval of the FDIC under the FDIA, and (D) the filing of a certificate of merger with the Delaware Secretary of State pursuant to the DGCL and the filing of Articles of Combination with the OTS, no consents or approvals of or filings or registrations with any Gov ernmental Entity or with any third party are necessary in connection with the execution and delivery by Acquiror and Acquisition Sub of this Agreement or the consummation by Acquiror, Acquiror Bank and Acquisition Sub of the Merger, the Bank Merger and the other transactions contemplated by this Agreement, including the Bank Merger. As of the date hereof, the executive officers and members of the Boards of Directors of Acquiror and Acquiror Bank know of no reason pertaining to Acquiror why any of the approvals referred to in this SECTION 2.3(C) should not be obtained without the imposition of any material condition or restriction described in SECTION 5.1(B).

            (d)  Absence  of Claims.  No  litigation,  proceeding,  controversy,
                 ------------------
claim, action or suit or other legal, administrative or arbitration proceeding before any court, governmental agency or arbitrator is pending or has been threatened against Acquiror or any of its subsidiaries that would reasonably be expected to prevent, delay or adversely affect Acquiror's or Acquiror Bank's ability to consummate, or which seeks to prohibit the consummation of, the transactions contemplated by this Agreement.

            (e) Absence of Regulatory Actions.  Since December 31, 1996, neither
                -----------------------------
Acquiror nor any of its subsidiaries has been a party to any cease and desist order, written agreement or memorandum of understanding with, or any commitment letter or similar undertaking to, or has been subject to any action, proceeding, order or directive by, or has been a recipient of any extraordinary supervisory letter from any Government Regulator, or has adopted any board resolutions at the request of any Government Regulator, or has been advised by any Government Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such action, proceeding, order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolutions or similar undertaking.

            (f) Proxy Statement. The information regarding Acquiror and Acquiror
                ---------------
Bank to be supplied by Acquiror for inclusion in the Proxy Statement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

            (g)  Community  Reinvestment  Act  Compliance.  Acquiror  Bank is in
                 ----------------------------------------
material compliance with the applicable provisions of the CRA and the regulations promulgated thereunder, and Acquiror Bank currently has a CRA rating of satisfactory or better. To the knowledge of Acquiror Bank, there is no fact or circumstance or set of facts or circumstances that would cause Acquiror Bank to fail to continue to comply with such provisions or cause the CRA rating of Acquiror Bank to fall below satisfactory.

            (h) Financing.  Acquiror will have available to it, at the Effective
                ---------
Time, immediately available funds necessary to pay the aggregate Merger Consideration and will use such funds for such purpose subject to the conditions of this Agreement. Acquiror and Acquiror Bank are, and will be immediately following the Merger, in material compliance with all applicable capital, debt and financial and nonfinancial regulations of federal banking agencies having jurisdiction over them.

            (i)   Reports and Financial Statements.
                  --------------------------------

                  (i) Acquiror and Acquiror Bank have each timely filed all material reports, together with any amendments required to be made with respect thereto, that it was required to file since December 31, 1997 with the SEC, the NASD, the FDIC and the OTS (collectively, "ACQUIROR'S REPORTS"). As of their respective dates, none of Acquiror's Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. All of Acquiror's Reports complied in all material respects with the applicable requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder.

                  (ii) Each of the financial statements of Acquiror included in Acquiror's Reports filed with the SEC complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. The financial statements included in Acquiror's Reports were prepared from the books and records of Acquiror and its subsidiaries, fairly present the consolidated financial position of Acquiror and its subsidiaries in each case at and as of the dates indicated and the consolidated results of operations, retained earnings and cash flows of Acquiror and its subsidiaries for the periods indicated, and, except as otherwise set forth in the notes thereto, were prepared in accordance with GAAP consistently applied throughout the periods covered thereby; PROVIDED, HOWEVER, that the unaudited financial statements for interim periods are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack a statement of changes in stockholders' equity and complete footnotes.

            (j)  Undisclosed  Liabilities.  Except as  disclosed  in  Acquiror's
                 ------------------------
reports filed with the SEC prior to the date of this Agreement, since September 30, 1999, neither Acquiror nor any of its subsidiaries has incurred any debt, liability or obligation of any nature whatsoever (whether accrued, contingent, absolute or otherwise and whether due or to become due) other than in the ordinary of business consistent with past practice or that, either alone or when combined with all similar liabilities, would reasonably be expected to prevent or delay Acquiror from consummating the transactions contemplated by this Agreement.

            (k) Absence of Certain  Changes or Events.  Except as  disclosed  in
                -------------------------------------
Acquiror's Reports filed with the SEC prior to the date of this Agreement, since September 30, 1999, (i) Acquiror and Acquiror Bank have not incurred any debt, liability or obligation of any nature whatsoever (whether accrued, contingent, absolute or otherwise and whether due or to become due), except in the ordinary course of their business consistent with past practice, (ii) Acquiror and Acquiror Bank have conducted their respective businesses only in the ordinary and usual course of such businesses consistent with their past practices, (iii) there has not been any event or occurrence that has had a Material Adverse Effect on Acquiror and (iv) there has been no change in any accounting principles, practices or methods of Acquiror or Acquiror Bank other than as required by GAAP.

            (l) Compliance with Laws. Each of Acquiror and Acquiror Bank has all
                --------------------
permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Entities that are required in order to permit it to carry on its business as it is presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and no suspension or cancellation of any of them is threatened. Since the date of its incorporation, the corporate affairs of Acquiror have not been conducted in violation of any law, ordinance, regulation, order, writ, rule, decree or approval of any Governmental Entity. Neither Acquiror nor Acquiror Bank is in violation of, is, to the knowledge of Acquiror, under investigation with respect to any violation of, or has been given notice or been charged with any violation of, any law, ordinance, regulation, order, writ, rule, decree or condition to approval of any Governmental Entity which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Acquiror.

                                   ARTICLE III
                           CONDUCT PENDING THE MERGER
                           --------------------------

            Section 3.1.  Conduct of Target's  Business  Prior to the  Effective
                          ------------------------------------------------------
Time. Except as expressly provided in this Agreement, during the period from the
----
date of this Agreement to the Effective Time, Target shall, and shall cause Target Bank to (i) conduct its business in the regular, ordinary and usual course consistent with past practice, (ii) maintain and preserve intact its business organization, properties, leases, employees and advantageous business relationships and retain the services of its officers and key employees, (iii) take no action which would adversely affect or delay the ability of Target or Acquiror to perform their respective covenants and agreements on a timely basis under this Agreement, (iv) take no action which would adversely affect or delay the ability of Target, Target Bank, Acquiror or Acquiror Bank to obtain any necessary approvals, consents or waivers of any Governmental Entity required for the transactions contemplated hereby or which would reasonably be expected to result in any such approvals, consents or waivers containing any material condition or restriction,
(v) take no action that results in or is reasonably likely to have a Material Adverse Effect on Target or Target Bank, (vi) maintain insurance in such amounts and against such risks and losses as are customary for companies engaged in a similar business, (vii) confer on a regular and frequent basis with one or more representatives of Acquiror to discuss, subject to applicable law, material operational matters and the general status of the ongoing operations of Target and Target Bank, (viii) promptly notify Acquiror of any material change in its business, properties, assets, condition (financial or otherwise) or results of operations, and (ix) promptly provide Acquiror with copies of all filings made by Target or Target Bank with any state or federal court, administrative agency, commission or other Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

            Section 3.2.  Forbearance by Target.  Without limiting the covenants
                          ---------------------
set forth in SECTION 3.1 hereof, except as otherwise provided in this Agreement and except to the extent required by law or regulation or any Governmental Entity, during the period from the date of this Agreement to the Effective Time, Target shall not, and shall not permit Target Bank to, without the prior consent of Acquiror, which consent shall not be unreasonably withheld:

            (a) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity (it being understood and agreed that incurrence of indebtedness in the ordinary course of business shall include, without limitation, the creation of deposit liabilities, purchases of Federal funds, advances from the FHLB, sales of certificates of deposit and entering into repurchase agreements);

            (b)   (i)   adjust, split, combine or reclassify any capital stock;

                  (ii) make, declare or pay any dividend, or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock. Notwithstanding the foregoing, Target may continue to pay to its stockholders a regular quarterly cash dividend at a rate not in excess of $0.05 per share of Target Common Stock;

                  (iii) grant any stock  options or stock  appreciation  rights, make any awards of restricted stock under Target Incentive Plan or grant any individual, corporation or other entity any right to acquire any shares of its capital stock; or

                  (iv) issue any additional shares of capital stock or any securities or obligations convertible or excisable for any shares of its capital stock except pursuant to the exercise of Target Options outstanding as of the date hereof;

            (c) sell, transfer, mortgage, encumber or otherwise dispose of any of its material properties or assets to any individual, corporation or other entity, or cancel, release or assign any indebtedness to any such person or any claims held by any such person, except pursuant to contracts or agreements in force at the date of this Agreement;

            (d) except pursuant to contracts or agreements in force at the date hereof or as permitted by this Agreement, make any equity investment, either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or entity other than the FHLB;

            (e) enter into, amend, terminate or, except as set forth in Target's Disclosure Letter, renew any contract or agreement, or make any change in any of its leases or contracts, other than with respect to those involving aggregate payments of less than $10,000 per annum or the provision of goods or services with a market value of less than $10,000 per annum, and other than contracts or agreements covered by SECTION 3.2(F);

            (f) make, renegotiate, renew, increase, extend, modify or purchase any loan, lease (credit equivalent), advance, credit enhancement or other extension of credit, or make any commitment in respect of any of the foregoing, except (i) in conformity with existing lending practices in amounts not to exceed an aggregate of $300,000 with respect to any individual borrower or (ii) loans or advances as to which Target has a binding obligation to make such loans or advances as of the date hereof;

            (g) except for loans or extensions of credit made on terms generally available to the public, make or increase any loan or other extension of credit, or commit to make or increase any such loan or extension of credit, to any director or executive officer of Target or Target Bank, or any entity controlled, directly or indirectly, by any of the foregoing, other than renewals of existing loans or commitments to loan;

            (h) (i) except as otherwise permitted in SECTION 4.11 hereof, or as may be required by law, or as may be required pursuant to commitments existing on the date hereof as set forth in Target's Disclosure Letter, increase in any manner the compensation or fringe benefits of any of its officers or directors or prior to January 1, 2001, of its other employees, or pay or agree to pay any pension, bonus, severance, retirement allowance or contribution not required by any existing plan or agreement to any such employees, officers or directors;

                  (ii) become a party to, amend or commit itself to any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any employee or director;

                  (iii) voluntarily accelerate the vesting of, or the lapsing of restrictions with respect to, any stock options or other stock-based compensation;

                  (iv) elect to any senior executive office any person who is not a member of the senior executive officer team of Target as of the date of this Agreement or nominate to the Board of Directors of Target any person who is not a member of the Board of Directors of Target as of the date of this Agreement, or hire any employee with annual compensation in excess of $25,000; or

                  (v)   change the title of the position held by any officer;

            (i) settle any claim, action or proceeding involving money damages in excess of $50,000 or the imposition of any material restriction on the operations of Target or Target Bank;

            (j)   amend its certificate of incorporation or its bylaws;

            (k) other than in the ordinary course of business consistent with past practice and Target Bank's investment policy, in individual amounts not to exceed $1.0 million, make any investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other person; or materially restructure or materially change its investment securities portfolio, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported; PROVIDED, HOWEVER, that the reinvestment in investments permissible under this
SECTION 3.2 of proceeds from the maturity, redemption of, or receipt of periodic payments on investment securities permissible under paragraph (l) below shall not be considered a material change or restructuring.

            (l) make any investment in any debt security, including municipal securities, mortgage-backed and mortgage-related securities, other than U.S. government and U.S. government agency securities with final maturities not greater than five years that are purchased in the ordinary course of business consistent with past practice;

            (m) make any capital expenditures other than expenditures necessary to maintain existing assets in good repair or to make payment of necessary taxes;

            (n) establish or commit to the establishment of any new branch or other office facilities or file any application to relocate or terminate the operation of any banking office;

            (o) take any action that is intended or expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in Article V not being satisfied or in a violation of any provision of this Agreement;

            (p) engage in any transaction that is not in the usual and ordinary course of business and consistent with past practices;

            (q) implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP or regulatory guidelines; or

            (r) agree to take, make any commitment to take, or adopt any resolutions of its Board of Directors in support of, any of the actions prohibited by this SECTION 3.2.

      Any request by Target or response thereto by Acquiror shall be made in accordance with the notice provisions of SECTION 8.7 and shall note that it is a request or response pursuant to this SECTION 3.2.

            Section 3.3.  Conduct of Acquiror's  Business Prior to the Effective
                          ------------------------------------------------------
Time. Except as expressly provided in this Agreement, during the period from the
----
date of this Agreement to the Effective Time, Acquiror shall, and shall cause its subsidiaries to (i) take no action which would adversely affect or delay the ability of Acquiror or Acquiror Bank to perform their respective covenants and agreements on a timely basis under this Agreement, (ii) take no action which would adversely affect or delay the ability of Acquiror, Acquiror Bank or Target to obtain any necessary approvals, consents or waivers of any Governmental Entity required for the transactions contemplated hereby or which would reasonably be expected to result in any such approvals, consents or waivers containing any material condition or restriction and (iii) take no action that is intended or expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in Article V not being satisfied or in violation of this Agreement.

                                   ARTICLE IV
                                    COVENANTS
                                    ---------


            Section 4.1.  Acquisition Proposals.
                          ---------------------

            (a) From and after the date hereof until the termination of this Agreement, neither Target nor any of its officers, directors, employees, representatives, agents or affiliates (including, without limitation, any investment banker, financial advisor, attorney or accountant retained by

Target or Target Bank), will, directly or indirectly, initiate, solicit or knowingly encourage (including by way of furnishing non-public information or assistance), or facilitate knowingly, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal (as defined below), or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain an Acquisition Proposal or agree to or endorse any Acquisition Proposal, or authorize or permit any of its officers, directors or employees or Target Bank or any investment banker, financial advisor, attorney, accountant or other representative retained by Target Bank to take any such action; PROVIDED, HOWEVER, that nothing contained in this SECTION 4.1 shall prohibit Target or the Board of Directors of Target from:

                  (i) furnishing information to, or entering into discussions or negotiations with, any person or entity that makes an unsolicited written, bona fide proposal to acquire Target pursuant to a merger, consolidation, share exchange, business combination, tender or exchange offer or other similar transaction, if, and only to the extent that:

                        (A)   the   Board   of   Directors   of  Target,   after
                              consultation with and based upon the advice of independent legal counsel, determines in good faith after taking into account various legal, financial and regulatory aspects of the proposal and the person making such proposal that such proposal (x) if accepted, is reasonably likely to be consummated, and (y) if consummated, is reasonably likely to result in a transaction that is more favorable to Target's stockholders, from a financial point of view, than the transactions contemplated by the Agreement (such proposal being referred to herein as a "SUPERIOR PROPOSAL"); and

                        (B)   prior  to  furnishing  such   information  to,  or
                              entering into discussions or negotiations with, such person or entity, Target:

                              (1) provides prompt notice to Acquiror to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity; and

                              (2)   receives  from  such  person  or  entity  an
                                    executed   confidentiality    agreement   in
                                    reasonably customary form;

                  (ii) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer; or

                  (iii) failing  to  make  or   withdrawing   or  modifying  its
                        recommendation and entering into a Superior Proposal if there exists a Superior Proposal and the Board of Directors of Target, after consultation with independent legal counsel, determines in good faith that such action is necessary for the Board of Directors of Target to comply with its fiduciary duties to stockholders under applicable law.

Target shall notify Acquiror orally and in writing of any Acquisition Proposal (including, without limitation, the terms and conditions of any such Acquisition Proposal and the identity of the person making such Acquisition Proposal) as promptly as practicable (but, in any event, no later than 24 hours) after the receipt thereof and shall keep Acquiror informed of the status and details of any such Acquisition Proposal.

            (b) For purposes of this Agreement, "ACQUISITION PROPOSAL" shall mean any of the following (other than the transactions contemplated hereunder) involving Target or Target Bank:

                  (i) any merger, consolidation, share exchange, business combination, or other similar transaction;

                  (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition, directly or indirectly, by merger, consolidation, business combination, share exchange, joint venture or otherwise or of 10% or more of the assets of Target or Target Bank, taken as a whole, in a single transaction or series of transactions;

                  (iii) any tender  offer or  exchange  offer for 25% or more of the outstanding shares of capital stock of Target or the filing of a registration statement under the Securities Act of 1933, as amended, in connection therewith;

                  (iv) any transaction in which such person shall acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act), or the right to acquire beneficial ownership of any "group" (as such term is defined under the Exchange Act) which shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 15% or more of the outstanding voting capital stock of Target; or

                  (v) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

            Section 4.2.  Certain Policies and Actions of Target. At the request
                          --------------------------------------
of Acquiror, Target shall cause Target Bank to modify and change its loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) and investment and asset/liability management policies and practices after the date on which all regulatory and stockholder approvals required to consummate the transactions contemplated hereby are received, and after receipt of written confirmation from Acquiror that it is not aware of any fact or circumstance that would prevent completion of the Merger, and prior to the Effective Time; PROVIDED, HOWEVER, that Target shall not be required to take such action more than 7 calendar days prior to the Effective Date; and PROVIDED, FURTHER, that such modifications or changes in policies and procedures are not prohibited by GAAP or any applicable laws and regulations. Target's representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes undertaken solely on account of SECTION 4.2.

            Section 4.3.  Access and Information.
                          ----------------------

            (a) Upon reasonable notice, Target shall (and shall cause Target Bank to) afford Acquiror and its representatives (including, without limitation, directors, officers and employees of Acquiror and its affiliates and counsel, accountants and other professionals retained by Acquiror) such reasonable access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, tax returns and work papers of independent auditors), contracts, properties, personnel and to such other information relating to Target and Target Bank as Acquiror may reasonably request; PROVIDED, HOWEVER, that no investigation pursuant to this SECTION 4.3 shall affect or be deemed to modify any representation or warranty made by Target in this Agreement. In furtherance, and not in limitation of the foregoing, Target shall make available to Acquiror all information necessary and appropriate for the preparation and filing of all real property and real estate transfer tax returns and reports required by reason of the Merger or the Bank Merger.

            (b) Target shall provide Acquiror with true, correct and complete copies of all financial and other information relating to the business or operations of Target or Target Bank that is provided to directors of Target and Target Bank in connection with meetings of their Boards of Directors or committees thereof; PROVIDED, HOWEVER, that not withstanding the foregoing, Target shall not be required to provide Acquiror with any information regarding an Acquisition Proposal except as required by SECTION 4.1.

            (c) As soon as reasonably available, but in no event more than 45 days after the end of each fiscal quarter (and 90 days in the case of the fourth fiscal quarter), Target shall deliver to Acquiror its Quarterly and Annual Reports, as filed with the SEC under the Exchange Act. Target shall deliver to Acquiror any Current Reports on Form 8-K promptly after filing such reports with the SEC and shall provide Acquiror with a copy of any press release promptly after such release is made available to the public.

            (d) Acquiror will not, and will cause its representatives not to, use any information obtained pursuant to this SECTION 4.3 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the requirements of applicable law, Acquiror will keep confidential, and will cause its representatives to keep confidential, all information and documents obtained pursuant to this SECTION 4.3 unless such information (i) was already known to Acquiror or an affiliate of Acquiror, other than pursuant to a confidentiality agreement or other confidential relationship,
(ii) becomes available to Acquiror or an affiliate of Acquiror from other sources not known by such party to be bound by a confidentiality agreement or other obligation of secrecy, (iii) is disclosed with the prior written approval of Target or (iv) is or becomes readily ascertainable from published information or trade sources.

            (e) During the period of time beginning on the day application materials to obtain the requisite regulatory approvals for the Merger are initially filed and continuing to the Effective Time, including weekends and holidays, Target shall cause Target Bank to provide Acquiror and Acquiror Bank and their authorized agents and representatives full access to Target Bank offices after normal business hours for the purpose of installing necessary wiring and equipment to be utilized by Acquiror Bank after the Effective Time; PROVIDED, that:

                  (i) reasonable advance notice of each entry shall be given to Target Bank and Target Bank approves of each entry, which approval shall not be unreasonably withheld;

                  (ii) Target Bank shall have the right to have its employees or contractors present to inspect the work being done;

                  (iii) to the extent practicable,  such work shall be done in a matter that will not interfere with Target Bank's business conducted at any affected branch offices;

                  (iv) all such work shall be done in compliance with all applicable laws and government regulations, and Acquiror Bank shall be responsible for the procurement, at Acquiror Bank's expense, of all required governmental or administrative permits and approvals;

                  (v) Acquiror Bank shall maintain appropriate insurance satisfactory to Target Bank in connection with any work done by Acquiror Bank's agents and representatives pursuant to this SECTION 4.3;

                  (vi) Acquiror Bank shall reimburse Target Bank for any material out-of- pocket costs or expenses reasonably incurred by Target Bank in connection with this undertaking; and

                  (vii) in the event this  Agreement is terminated in accordance with Article VI hereof, Acquiror Bank, within a reasonable time period and at its sole cost and expense, will restore such offices to their condition prior to the commencement of any such installation.

            Section 4.4.  Certain Filings, Consents and Agreements.
                          ----------------------------------------

            (a) As soon as practicable after the date hereof, Acquiror and Acquiror Bank shall use their reasonable best efforts to prepare and file all necessary applications, notices and filings to obtain all permits, consents, approvals and authorizations of all Governmental Entities that are necessary or advisable to consummate the transactions contemplated by this Agreement, including the Bank Merger. Target shall, upon request, furnish Acquiror with all information concerning Target, Target Bank, and Target's directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any application, notice or filing made by or on behalf of Acquiror to any Governmental Entity in connection with the transactions contemplated by this Agreement and the Plan of Bank Merger.

            (b) As soon as practicable after the date hereof, each of the parties hereto shall, and they shall cause their respective subsidiaries to, use its best efforts to obtain any consent, authorization or approval of any third party that is required to be obtained in connection with the Merger and the Bank Merger.

            Section 4.5.  Anti-takeover Provisions. Target and Target Bank shall
                          ------------------------
take all steps required by any relevant federal or state law or regulation or under any relevant agreement or other document to exempt or continue to exempt Acquiror, Acquiror Bank, Acquisition Sub, the Agreement, the Plan of Bank Merger, the Merger and the Bank Merger from any provisions of an antitakeover nature contained in Target's or Target Bank's certificates of incorporation and bylaws, or similar governing documents, and the provisions of any federal or state antitakeover laws.

            Section  4.6.  Additional Agreements.   Subject  to  the  terms  and
                           ---------------------
conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take promptly, or cause to be taken promptly, all actions and to do promptly, or cause to be done promptly, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including the Merger (and if the Plan of Bank Merger is executed, the Bank Merger), as expeditiously as possible, including using efforts to obtain all necessary actions or non-actions, extensions, waivers, consents and approvals from all applicable Governmental Entities, effecting all necessary registrations, applications and filings (including, without limitation, filings under any applicable state securities laws) and obtaining any required contractual consents and regulatory approvals.

            Section  4.7.  Publicity.  The initial press release announcing this
                           ---------
Agreement shall be a joint press release and thereafter Target and Acquiror shall consult with each other in issuing any press releases or otherwise making public statements with respect to the Merger and any other transaction contemplated hereby and in making any filings with any governmental entity or with any national securities exchange with respect thereto.

            Section  4.8.  Stockholder Meeting.  Target shall  take  all  action
                           -------------------
necessary, in accordance with applicable law and its certificate of incorporation and bylaws, to convene a meeting of its stockholders ("STOCKHOLDER MEETING") as promptly as practicable for the purpose of considering and voting on the approval and adoption of this Agreement, the Merger and the other transactions provided for in this Agreement. Except to the extent legally required for the discharge by the Board of Directors of its fiduciary duties as advised by such Board's counsel, the Board of Directors of Target shall (i) recommend at the Stockholder Meeting that the stockholders vote in favor of and approve the transactions provided for in this Agreement and (ii) use its reasonable best efforts to solicit such approvals.

            Section 4.9.  Proxy Statement.
                          ---------------

            (a) For the purposes of holding the Stockholder Meeting, Acquiror and Target shall prepare and Target shall file with the SEC as soon as practicable after the date hereof, a proxy statement satisfying the applicable requirements in all material respects of the Exchange Act and the rules and regulations thereunder (such proxy statement in the form mailed by Target to Target stockholders, the "PROXY STATEMENT"). Each of Acquiror and Target shall use all reasonable efforts to cause the Proxy Statement to be cleared by the SEC as promptly as practicable after such filing, and Target shall use all reasonable efforts to cause the Proxy Statement to be mailed to Target's stockholders as promptly as practicable after the Proxy Statement is cleared by the SEC. The Proxy Statement shall be approved by Target's Board of Directors.

            (b) No amendment or supplement to the Proxy Statement will be made by Target without Acquiror's approval, which approval will not be unreasonably withheld. Target shall notify Acquiror promptly of the receipt of any comments of the SEC with respect to the Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall provide promptly to Acquiror copies of all correspondence between Target or any representative of Target and the SEC. Target shall give Acquiror and its counsel the opportunity to review and comment on all amendments and supplements to the Proxy Statement and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC.

            (c) Target and Acquiror shall promptly notify the other party if at any time it becomes aware that the Proxy Statement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. In such event, Target and Acquiror shall cooperate with each other in the preparation of a supplement or amendment to such Proxy Statement which corrects such misstatement or omission and Target shall mail an amended Proxy Statement to Target's stockholders.

            Section  4.10.  Notification of Certain  Matters.  Target shall give
                            --------------------------------
prompt notice to Acquiror of: (i) any event or notice of, or other communication relating to, a default or event that, with notice or lapse of time or both, would become a default, received by Target or Target Bank subsequent to the date of this Agreement and prior to the Effective Time, under any contract material to the financial condition, properties, businesses or results of operations of Target and Target Bank taken as a whole to which Target or Target Bank is a party or is subject; and (ii) any event, condition, change or occurrence which individually or in the aggregate has, or which, so far as reasonably can be foreseen at the time of its occurrence, is reasonably likely to result in a Material Adverse Effect with respect to Target or which would have been required to be disclosed by Target on a schedule to this Agreement had such event, condition, change or occurrence been known at the time such party delivered its disclosure schedules; PROVIDED, HOWEVER, that no notice provided pursuant to this SECTION 4.10 shall affect or be deemed to modify any representation or warranty made herein. Each of Target and Acquiror shall give prompt notice to the other party of any (i) notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with any of the transactions contemplated by this Agreement and (ii) the occurrence or non-occurrence of any fact or event which would be reasonably likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time or to cause any covenant, condition or agreement under this Agreement not to be complied with or satisfied in all material respects.

            Section 4.11.  Employees, Directors and Officers.
                           ---------------------------------

            (a) All persons who are employees of Target Bank immediately prior to the Effective Time and whose employment is not specifically terminated at or prior to the Effective Time (a "Continuing Employee") shall, at the Effective Time, become employees of Acquiror Bank; PROVIDED, HOWEVER, that in no event shall any of Target's employees be officers of Acquiror Bank, or have or exercise any power or duty conferred upon such an officer, unless and until duly elected or appointed to such position in accordance with the bylaws of Acquiror Bank. All of the Continuing Employees shall be employed at the will of Acquiror Bank and no contractual right to employment shall inure to such employees because of this Agreement.

            (b) As of the Effective Time, each Target employee who is a participant in the Target Pension Plan shall become fully vested in his or her accrued benefit in the Target Pension Plan and the Target Pension Plan will either be merged into the pension plan of Acquiror Bank (the "Acquiror Bank Pension Plan") effective as of a date following the Effective Time selected by Acquiror Bank or, if so elected by Acquiror Bank, terminated immediately prior to, on, or after the Effective Time. The determination as to whether the Target Pension Plan shall be terminated or merged into the Acquiror Bank Pension Plan shall be made by Acquiror Bank. Effective as of the date of the merger of the Target Pension Plan into the Acquiror Bank Pension Plan, if applicable, or the termination of the Target Pension Plan (or the Effective Time, if subsequent to such termination), if applicable, Continuing Employees who are then participating in the Target Pension Plan shall become participants in the Acquiror Bank Pension Plan. If the Target Pension Plan is terminated, the service with Target and Target Bank shall not be recognized for purposes of benefit accrual under the Acquiror Bank Pension Plan. Except as set forth above in this paragraph, once a Continuing Employee becomes a participant in the Acquiror Bank Pension Plan, such Continuing Employee's service with Target and Target Bank shall be treated as service with Acquiror Bank for purposes of determining eligibility, vesting and benefit accrual, to the extent that such recognition of service would not result in a duplication of benefits.

            (c) Immediately following the Effective Time, each Continuing Employee shall be eligible to participate in the Acquiror Bank 401(k) Plan and, subject to SECTION 4.11(B), the Acquiror Bank Pension Plan, on the same basis as any newly hired employee of Acquiror Bank (it being understood that inclusion of eligible Continuing Employees in the Acquiror Bank 401(k) Plan may occur at different times with respect to different employees); provided, however, that except as otherwise provided for in this paragraph, for purposes of determining eligibility and vesting for purposes of the Acquiror Bank 401(k) Plan, each eligible Continuing Employee's service with Target and Target Bank shall be treated as service with Acquiror Bank to the extent that such recognition of service would not result in a duplication of benefits.

            (d) As of the Effective Time, Acquiror shall make available employer-provided health insurance to each Continuing Employee on the same basis as it provides such coverage to Acquiror employees except that any pre-existing condition, eligibility waiting period or other limitations or exclusions otherwise applicable under such plans to new employees shall not apply to a Continuing Employee or their covered dependents who were covered (without such limitation) under a similar Target plan on the Effective Date of the Merger.

            (e) As of the Effective Time, participation in the Acquiror Bank Long-Term Disability Plan, Life Insurance Program and Employee Assistance Program shall be made available to each Continuing Employee on the same basis as Acquiror provides to Acquiror Bank employees, except that service with Target and Target Bank by such Continuing Employees shall be considered as service with Acquiror Bank for purposes of any eligibility waiting period or other limitation or exclusions otherwise applicable under such plans.

            (f) After the Effective Time, Continuing Employees shall be eligible to participate in Acquiror Bank's bonus incentive plans, commencing at the beginning of the next bonus payout period commencing after the Effective Time, on the same basis as other employees of Acquiror Bank.

            (g) Continuing Employees shall retain their unused vacation and sick leave to which they were entitled at Target Bank for use at Acquiror Bank in accordance with the practices and policies of Acquiror Bank. Effective on the later of January 1, 2001 or the beginning of the first calendar quarter after the Effective Time, Continuing Employees shall be entitled to participate in Acquiror Bank's vacation and sick leave plans on the same basis as Acquiror Bank employees, and such Continuing Employees shall be credited with their service with Target and Target Bank for purposes of the level of vacation and sick leave benefits to which they would be entitled. Employees of Target Bank whose employment is terminated at or prior to the Effective Time shall be entitled to receive payment for accrued but unused personal, vacation and sick leave to the same extent as they would be entitled to such payment by Target Bank upon termination of employment or year end. Target's Disclosure Letter sets forth the number of personal days, sick days and vacation days that each such employee is expected to accrue during 2000.

            (h) The Target Employee Stock Ownership Plan ("Target ESOP") shall be amended to provide for its termination as of the Effective Time and all ESOP Participants shall fully vest and have a nonforfeitable interest in their accounts under the Target ESOP as of the termination date. In connection with its termination, the Target ESOP, as amended, shall provide that the trustee shall use cash consideration received from Acquiror for the unallocated shares of Target Common Stock held in the Target ESOP to repay the loan to the Target ESOP in full and that any unallocated portion of the consideration remaining after repayment of the loan to the Target ESOP shall be allocated to the accounts of participants and beneficiaries (such individuals hereinafter referred as the "ESOP Participants") as earnings and not as "annual additions." Acquiror agrees not to amend the Target ESOP subsequent to the Effective Time in any manner that would change or expand the class of persons entitled to receive benefits under the Target ESOP. From and after the date hereof, in anticipation of such termination, Acquiror and Target shall use their best efforts to apply for and obtain a favorable determination letter from the IRS as to the tax-qualified status of the Target ESOP upon its termination under Sections 401(a) and 4975(e)(7) of the Code (the "Final Determination Letter") and may amend the Target ESOP to the extent necessary to do so. Following the receipt of the Final Determination Letter, distributions of the account balances under the Target ESOP shall be made promptly to the ESOP Participants. In the event that Acquiror and Target, prior to the Effective Time, and Acquiror after the Effective Time, reasonably determine that the Target ESOP cannot obtain favorable Final Determination Letter, or that the amounts held therein cannot be allocated or distributed in accordance with the terms of the Target ESOP, as amended, without causing the Target ESOP to lose its tax-qualified status, Target prior to the Effective Time and Acquiror after the Effective Time shall take such action as they may reasonably determine with respect to the allocation and distribution of account balances to the ESOP Participants, provided that the assets of the Target ESOP shall be held or paid solely for the benefit of the ESOP Participants and provided further that in no event shall any portion of the amounts held in the Target ESOP revert, directly or indirectly, to Target or any affiliate thereof, or to Acquiror or any affiliate thereof. The current administrator of the Target ESOP, or another administrator selected by Target, shall continue to administer the Target ESOP subsequent to the Effective Time, and the current Trustee of the Target ESOP, or such other trustee(s) selected by Target or the administrators, shall continue to be the Trustee subsequent to the Effective Time, until all assets have been distributed from the plan. Continuing Employees shall have no right to participate in Acquiror Bank's ESOP, except to the extent that such participation would be required under applicable law.

            (i) Except as otherwise provided in this Agreement, Acquiror agrees to honor in accordance with their terms the plans, contracts, arrangements, commitments or understandings disclosed in Section 4.11(i) of Target's Disclosure Letter, including with respect to benefits which vest or are otherwise accrued or payable as a result of the consummation of the transactions contemplated by this Agreement. Acquiror acknowledges and agrees that the receipt of all required regulatory approvals for consummation of the Merger constitutes a change in control for purposes of the plans, contracts, arrangements, commitments or understandings, which specifically provide that such action constitutes a change in control, and which are disclosed in Section 4.11(i) of Target's Disclosure Letter. Set forth in Target's Disclosure Letter in reasonable detail are estimates of the payments and benefits due under Target's employment agreements, change in control agreements and severance plan. It is intended by Acquiror and Target that the procedures and methodologies used in preparing such estimates shall be followed in determining the actual payments or benefits due under such agreements as of the Effective Time.

            (j) Subject to SECTION 1.4(B),Target shall use its best efforts to obtain from each holder of a Target Option and to deliver to Acquiror at or before the Closing (as defined in SECTION 7.1) an agreement to the cancellation of such holder's Target Options in exchange for a cash payment as described in
SECTION 1.4.

            (k) The employees of Security may be paid bonuses immediately prior to the Effective Time which in the aggregate shall not exceed $20,000. Such bonuses, on an individual basis, shall be determined by Target.

            (l) Acquiror agrees to use its best efforts to cause three members of Target's Board of Directors as disclosed in Target's Disclosure Letter to be appointed as directors of Acquiror Bank as of the Effective Time (such appointments to be evenly distributed among classes of Acquiror Bank directors).

            (m) Acquiror agrees to use its best efforts to cause one member of Target's Board of Directors as disclosed in Target's Disclosure Letter to be appointed as a director of Northeast Pennsylvania Trust Co. as of the Effective Time.

            Section 4.12.  Indemnification.
                           ---------------

            (a) From and after the Effective Time, Acquiror (and any successor) agrees to indemnify and hold harmless each present and former director and officer of Target and Target Bank and each officer or employee of Target and Target Bank that is serving or has served as a director, trustee, officer, employee or agent of another entity expressly at Target's request or direction (each, an "Indemnified Party"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, amounts paid in settlement, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement), whether asserted or claimed prior to, at or after the Effective Time, and to advance any such Costs to each Indemnified Party as they are from time to time incurred, in each case to the fullest extent such Indemnified Party would have been permitted to be indemnified as a director, officer or employee of Target and Target Bank under the Certificate of Incorporation, Articles of Incorporation or Bylaws of the Target and

Target Bank (in the form in effect as of the date of the Agreement) and under the DGCL (as in effect at the Effective Time).

            (b) Any  Indemnified  Party wishing to claim  indemnification  under
SECTION 4.12(A), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Acquiror thereof, but the failure to so notify shall not relieve Acquiror of any liability it may have hereunder to such Indemnified Party if such failure does not materially and substantially prejudice Acquiror. In the event of any such claim, action, suit, proceeding or investigation: (i) Acquiror shall have the right to assume the defense thereof with counsel reasonably acceptable to the Indemnified Party and Acquiror shall not be liable to such Indemnified Party for any legal expenses of other counsel subsequently incurred by such Indemnified Party in connection with the defense thereof, except that if Acquiror does not elect to assume such defense within a reasonable time or counsel for the Indemnified Party at any time advises that there are issues which raise conflicts of interest between Acquiror and the Indemnified Party (and counsel for Acquiror does not disagree), the Indemnified Party may retain counsel satisfactory to such Indemnified Party, and Acquiror shall remain responsible for the reasonable fees and expenses of such counsel as set forth above, to be paid promptly as statements therefor are received; PROVIDED, HOWEVER, that Acquiror shall be obligated pursuant to this paragraph
(b) to pay for only one firm of counsel for all Indemnified Parties in any one jurisdiction with respect to any given claim, action, suit, proceeding or investigation unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest; (ii) the Indemnified Party will reasonably cooperate in the defense of any such matter; and (iii) Acquiror shall not be liable for any settlement effected by an Indemnified Party without its prior written consent, which consent may not be withheld unless such settlement is unreasonable in light of such claims, actions, suits, proceedings or investigations against, or defenses available to, such Indemnified Party.

            (c) Acquiror shall pay all reasonable Costs, including attorneys' fees, that may be incurred by any Indemnified Party in successfully enforcing the indemnity and other obligations provided for in this SECTION 4.12 to the fullest extent permitted by law. The rights of each Indemnified Party hereunder shall be in addition to any other rights such Indemnified Party may have under applicable law.

            (d)  Acquiror  shall  maintain  Target's   existing   directors  and
officers' insurance policy (or provide a policy providing comparable coverage and amounts on terms no less favorable to the persons currently covered by Target's existing policy, including Acquiror's existing policy if its meets the foregoing standard) covering persons who are currently covered by such insurance for a period of three years after the Effective Date; PROVIDED, HOWEVER, that Acquiror shall not be required to expend annually for such insurance amounts in excess of 150% of the per annum premiums paid by Target for the policy year that includes the date of this Agreement, and PROVIDED FURTHER, that if the annual premiums for such insurance exceed such 150% amount, then Acquiror shall be obligated to obtain the most advantageous coverage of directors' and officers' insurance obtainable for a cost not exceeding such 150% amount, and provided that the officers and directors of Target may be required to make applications and provide customary representations and warranties to Acquiror's insurance carrier for the purpose of obtaining such insurance.

            (e) In the event Acquiror or any of its successors or assigns (i) consolidates with or merges into any other person or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers or conveys all or substantially all of its properties and assets to any person or entity, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Acquiror assume the obligations set forth in this SECTION 4.12.

            (f) The provisions of this SECTION 4.12 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her representatives.

                                    ARTICLE V
                           CONDITIONS TO CONSUMMATION
                           --------------------------

            Section   5.1.    Conditions  to  Each  Party's   Obligations.   The
                              -------------------------------------------
respective obligations of each party to effect the Merger, the Bank Merger and any other transactions contemplated by this Agreement shall be subject to the satisfaction of the following conditions:

            (a)   Stockholder Approval.  This Agreement shall have been approved
                  --------------------
by the requisite vote of Target's stockholders in accordance with applicable laws and regulations.

            (b)  Regulatory Approvals. All approvals, consents or waivers of any
                 --------------------
Governmental Entity required to permit consummation of the transactions contemplated by this Agreement shall have been obtained and shall remain in full force and effect, and all statutory waiting periods shall have expired;
PROVIDED, HOWEVER, that none of such approvals, consents or waivers shall contain any condition or requirement that would so materially and adversely impact the economic or business benefits to Acquiror of the transactions contemplated hereby that, had such condition or requirement been known, Acquiror would not, in its reasonable judgment, have entered into this Agreement.

            (c) No Injunctions or Restraints;  Illegality. No party hereto shall
                -----------------------------------------
be subject to any order, decree or injunction of a court or agency of competent jurisdiction that enjoins or prohibits the consummation of the Merger or the Bank Merger and no Governmental Entity shall have instituted any proceeding for the purpose of enjoining or prohibiting the consummation of the Merger, the Bank Merger, or any transactions contemplated by this Agreement. No statute, rule or regulation shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restricts or makes illegal consummation of the Merger or the Bank Merger.

            Section   5.2.  Conditions  to  the  Obligations  of  Acquiror.  The
                            ----------------------------------------------
obligations of Acquiror to effect the Merger, the Bank Merger and any other transactions contemplated by this Agreement shall be further subject to the satisfaction of the following additional conditions:

            (a)   Representations  and  Warranties;  Performance of Obligations.
                  -------------------------------------------------------------
Each of the obligations of Target required to be performed by it at or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects and the representations and warranties of Target contained in this Agreement shall be true and correct in all material respects, subject to SECTION 2.1, as of the date of this Agreement and as of the Effective Time as though made at and as of the Effective Time (except as to any representation or warranty which specifically relates to an earlier date), and Acquiror shall have received a certificate to the foregoing effect signed by the chief executive officer and the chief financial or principal accounting officer of Target.

            (b) Third Party Consents.  Target shall have obtained the consent or
                --------------------
approval of each person (other than the governmental approvals or consents referred to in SECTION 5.1(B)) whose consent or approval shall be required in order to permit the succession by Acquiror to any obligation, right or interest of Target under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument to which Target or Target Bank is a party or is otherwise bound, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a Material Adverse Effect on Acquiror or upon the consummation of the transactions contemplated hereby.

            (c)   Dissenters' Shares.  On the  Closing  Date, Dissenters' Shares
                  ------------------
shall not constitute more than 15% of the outstanding shares of Target Common Stock.

            (d) Good  Standing  and  Other  Certificates.  Acquiror  shall  have
                ----------------------------------------
received certificates (such certificates to be dated as of a day as close as practicable to the Closing Date) from appropriate authorities as to the corporate existence of Target and Target Bank and such other documents and certificates to evidence fulfillment of the conditions set forth in SECTIONS 5.1 and 5.2 as Acquiror may reasonably require.

            Section  5.3.   Conditions   to  the  Obligations  of   Target.  The
                            ----------------------------------------------
obligations of Target to effect the Merger, the Bank Merger and any other transactions contemplated by this Agreement shall be further subject to the satisfaction of the following additional conditions:

            (a) Representations and Warranties; Performance of Obligations. Each
                ----------------------------------------------------------
of the obligations of Acquiror required to be performed by it at or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects and the representations and warranties of Acquiror contained in this Agreement shall be true and correct in all material respects, subject to SECTION 2.1, as of the date of this Agreement and as of the Effective Time as though made at and as of the Effective Time (except as to any representation or warranty which specifically relates to an earlier date), and Target shall have received a certificate to the foregoing effect signed by the chief executive officer and the chief financial or principal accounting officer of Acquiror.

            (b) Deposit of Merger  Consideration.  Acquiror shall have deposited
                --------------------------------
with the Paying Agent sufficient cash to pay the aggregate Merger Consideration and Target shall have received a certificate from the Paying Agent to such effect.

            (c) Good Standing and Other Certificates. Target shall have received
                ------------------------------------
certificates (such certificates to be dated as of a day as close as practicable to the Closing Date) from appropriate authorities as to the corporate existence of Acquiror and such other documents and certificates to evidence fulfillment of the conditions set forth in SECTIONS 5.1 and 5.3 as Target may reasonably require.

                                   ARTICLE VI
                                   TERMINATION
                                   -----------


            Section 6.1.  Termination.   This  Agreement  may be terminated, and
                          -----------
the Merger abandoned, at or prior to the Effective Date, either before or after any requisite stockholder approval:

            (a) by the mutual consent of Acquiror and Target in a written instrument, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board; or

            (b) by either Acquiror or Target, in the event of the failure of the stockholders of Target to approve the Agreement at the Stockholder Meeting; PROVIDED, HOWEVER, that Target shall only be entitled to terminate the Agreement pursuant to this clause if it has complied in all material respects with its obligations under SECTION 4.8 and SECTION 4.9; or

            (c) by either Acquiror or Target, if either (i) any approval, consent or waiver of a governmental agency required to permit consummation of the transactions contemplated hereby shall have been denied or (ii) any governmental authority of competent jurisdiction shall have issued a final, unappealable order enjoining or otherwise prohibiting consummation of the transactions contemplated by this Agreement; or

            (d) by either Acquiror or Target, in the event that the Merger is not consummated by December 31, 2000, unless the failure to so consummate by such time is due to the breach of any representation, warranty or covenant contained in this Agreement by the party seeking to terminate; or

            (e) by either Acquiror or Target (provided that the party seeking termination is not then in material breach of any representation, warranty, covenant or other agreement contained herein), in the event of (i) a failure to perform or comply by the other party with any covenant or agreement of such other party contained in this Agreement, which failure or non-compliance is material in the context of the transactions contemplated by this Agreement, or
(ii) any inaccuracies, omissions or breach in the representations, warranties, covenants or agreements of the other party contained in this Agreement the circumstances as to which either individually or in the aggregate have, or reasonably could be expected to have, a Material Adverse Effect on such other party; in either case which has not been or cannot be cured within 30 calendar days after written notice thereof is given by the party seeking to terminate to such other party; or

            (f) by  Acquiror,  if the  Board of  Directors  of  Target  does not publicly recommend in the Proxy Statement that stockholders approve and adopt this Agreement and the Merger or if, after recommending in the Proxy Statement that stockholders approve and adopt this Agreement and the Merger, the Board of Directors of Target shall have withdrawn, qualified or revised such recommendation in any respect materially adverse to Acquiror, the Target shall have breached its obligations under SECTION 4.1 or a tender offer or exchange offer for 20% or more of the outstanding shares of stock of the Target is commenced and the Board of Directors of the Target fails to recommend against acceptance of such tender offer or exchange offer by its stockholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders).

            Section 6.2.  Expenses. (a) Except as set forth in SECTION  6.3, all
                          --------
expenses  incurred  in  connection  with  this  Agreement  and the  transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Merger or any other transaction is consummated. "EXPENSES," as used in this Agreement, shall include all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred or accrued by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Proxy Statement, the solicitation of stockholder approvals (including, without limitation, any advertising expenses), any required filings and all other matters related to the closing of the Merger and the other transactions contemplated by this Agreement.

            Section  6.3.  Termination  Fee.   In  recognition  of  the efforts,
                           ----------------
expenses and other opportunities foregone by Acquiror while structuring the Merger, the parties hereto agree that:

            (a) Target shall pay to Acquiror a termination fee of three hundred thousand dollars ($300,000) in cash on demand if, within 12 months after the date of this Agreement, after a BONA FIDE proposal is made after the date of this Agreement by a third party to Target or its stockholders to engage in an Acquisition Transaction (as defined in SECTION 8.1), which BONA FIDE proposal has not been publicly and irrevocably withdrawn prior to the stockholder meeting, any of the following occur:

                  (i) Target shall have willfully breached any covenant or obligation contained in this Agreement and such breach would entitle Acquiror to terminate the Agreement;

                  (ii) the stockholder meeting shall not have been held or shall have been canceled prior to termination of the Agreement, or, if such BONA FIDE proposal is made public and has not been publicly withdrawn prior to such stockholder meeting, the stockholders of Target shall not have approved the Agreement at the stockholder meeting; or

                  (iii) Target's Board of Directors shall have withdrawn or modified in a manner adverse to Acquiror the recommendation of Target's Board of Directors with respect to the Agreement; and

            (b) Target shall pay to Acquiror a termination fee of nine hundred thousand dollars ($900,000), in cash on demand if, during a period of 18 months after the date hereof, Target or Target Bank, without having received Acquiror's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as defined in SECTION 8.1) with any person other than Acquiror or any of its Subsidiaries or the Board of Directors of Target shall have recommended that the stockholders of Acquiror approve or accept an Acquisition Transaction with any person other than Acquiror or any of its Subsidiaries. Any fee payable to Acquiror pursuant to this SECTION 6.3(B) shall be reduced dollar for dollar to the extent that any fee is actually paid pursuant to SECTION 6.3(A). Notwithstanding the foregoing, Target shall not be obligated to pay to Acquiror the termination fee described in SECTION 6.3(A) or
SECTION 6.3(B) in the event that at or prior to such time as such fee becomes payable (i) Acquiror and Target validly terminate this Agreement pursuant to
SECTION 6.1(A), (ii) Acquiror or Target validly terminates this Agreement pursuant to SECTIONS 6.1(C) or 6.1(D), (iii) Target validly terminates this Agreement pursuant to SECTION 6.1(E), or (iv) Target validly terminates this Agreement pursuant to SECTION 6.1(B) prior to the time an Acquisition Proposal (as defined in SECTION 4.1(B)) has been made.

            Section  6.4.  Effect of  Termination.  In  the event of termination
                           ----------------------
of this Agreement by either Acquiror or Target prior to the consummation of the Merger as provided in SECTION 6.1, this Agreement shall forthwith become void and, subject to SECTION 6.3, have no effect and there shall be no liability on the part of any party hereto or their respective officers and directors, except
(i) the obligations of the parties under SECTIONS 4.3 (with respect to confidentiality), and 8.6 shall survive any termination of this Agreement and
(ii) that notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

                                   ARTICLE VII
                   CLOSING, EFFECTIVE DATE AND EFFECTIVE TIME
                   ------------------------------------------

            Section  7.1.  Effective Date and Effective Time. The closing of the
                           ---------------------------------
transactions contemplated hereby ("CLOSING") shall take place at the offices of Muldoon, Murphy & Faucette LLP, 5101 Wisconsin Avenue, N.W., Washington, DC 20016, unless another place is agreed to by Acquiror and Target, on a date designated by Acquiror ("CLOSING DATE") that is no later than the later of October 5, 2000 or 14 days following the date on which the expiration of the last applicable waiting period in connection with notices to and approvals of governmental authorities shall occur and all conditions to the consummation of this Agreement are satisfied or waived (excluding conditions that, by their nature, cannot be satisfied until the Closing Date), or on such other date as may be agreed to by the parties. Prior to the Closing Date, Acquisition Sub and Target shall execute a certificate of merger in accordance with all appropriate legal requirements, which shall be filed as required by law on the Closing Date, and the Merger provided for therein shall become effective upon such filing or on such date as may be specified in such certificate of merger. The date of such filing or such later effective date as specified in the certificate of merger is herein referred to as the "EFFECTIVE DATE." The "EFFECTIVE TIME" of the Merger shall be as set forth in the certificate of merger.

            Section 7.2.  Deliveries at the Closing.  Subject  to the provisions
                          -------------------------
of Articles V and VI, on the Closing Date there shall be delivered to Acquiror and Target the documents and instruments required to be delivered under Article V.

                                  ARTICLE VIII
                              CERTAIN OTHER MATTERS
                              ---------------------

            Section 8.1.  Certain Definitions; Interpretation.   As used in this
                          -----------------------------------
Agreement, the following terms shall have the meanings indicated:

            "ACQUISITION TRANSACTION" means any of the following (other than the transactions contemplated hereunder) involving Target or any of its
Subsidiaries: (i) any merger, consolidation, share exchange, business combination, or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 25% or more of its consolidated assets in a single transaction or series of transactions; or (iii) any tender offer or exchange offer for 25% or more of the outstanding shares of its capital stock or the filing of a registration statement under the Securities Act in connection therewith;

            "MATERIAL" means material to Acquiror or Target (as the case may be) and its respective subsidiaries, taken as a whole.

            "MATERIAL ADVERSE EFFECT" means an effect which is material and adverse to the business, financial condition or results of operations of Target and Target Bank taken as a whole or Acquiror and its subsidiaries taken as a whole, as the case may be; PROVIDED, HOWEVER, that any such effect resulting from any (i) changes in laws, rules or regulations or GAAP or regulatory accounting requirements or interpretations thereof that apply to Target and Target Bank or Acquiror and Acquiror Bank, as the case may be, or to similarly situated financial and/or depository institutions, (ii) changes in economic conditions affecting financial institutions generally, including but not limited to, changes in the general level of market interest rates, (iii) expenses incurred in connection with the transactions contemplated hereby, or (iv) actions or omissions of a party (or any of its subsidiaries) taken with the prior written consent of the other party or parties in contemplation of the transactions contemplated hereby shall not be considered in determining if a Material Adverse Effect has occurred.

            "KNOWLEDGE" shall mean, with respect to a party hereto, actual knowledge of any of the members of the Board of Directors of that party or any officer of that party with the title ranking not less than senior vice president.

            "PERSON" includes an individual, corporation, limited liability company, partnership, association, trust or unincorporated organization.

            When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section of, or Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for ease of reference only and shall not affect the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation." Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Any reference to gender in this Agreement shall be deemed to include any other gender.

            Section  8.2.  Survival.  Only  those  agreements  and covenants  of
                           --------
the  parties  that are by their terms  applicable  in whole or in part after the
Effective  Time,  including  SECTIONS  1.3,  1.4,  4.3,  4.11  and  4.12 of this
Agreement, shall survive the Effective Time. All other representations, warranties, agreements and covenants shall be deemed to be conditions of the Agreement and shall not survive the Effective Time.

            Section  8.3.  Waiver; Amendment.  Prior to the Effective  Time, any
                           -----------------
provision of this Agreement may be (i) waived in writing by the party benefitted by the provision or (ii) amended or modified at any time (including the structure of the transaction) by an agreement in writing between the parties hereto except that, after the vote by the stockholders of Target, no amendment or modification may be made that would reduce the amount or alter or change the kind of consideration to be received by holders of Target Common Stock or contravene any provision of the DGCL or the Pennsylvania and federal banking laws, rules and regulations.

            Section  8.4. Counterparts.   This  Agreement  may  be  executed  in
                          ------------
counterparts each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.

            Section 8.5.  Governing Law.   This Agreement shall  be governed by,
                          -------------
and interpreted in accordance with, the laws of the State of Delaware, without regard to conflicts of laws principles.

            Section 8.6.  Expenses.  Each  party hereto  will bear all  expenses
                          --------
incurred  by  it  in  connection  with  this  Agreement  and  the   transactions
contemplated hereby.

            Section  8.7.  Notices.  All notices,  requests, acknowledgments and
                           -------
other communications hereunder to a party shall be in writing and shall be deemed to have been duly given when delivered by hand, overnight courier or facsimile transmission (confirmed in writing) to such party at its address or facsimile number set forth below or such other address or facsimile transmission as such party may specify by notice (in accordance with this provision) to the other party hereto.

            If to Target, to:

                        Security of Pennsylvania Financial Corp.
                        31 W. Broad Street
                        Hazleton, Pennsylvania  18201
                        Attn:  Richard C. Laubach
                        Facsimile: (570) 455-9803

            With copies to:

                        John P. Soukenik, Esq.
                        Elias, Matz, Tiernan & Herrick L.L.P.
                        734 15th Street, N.W.
                        12th Floor
                        Washington, D.C.  20005
                        Facsimile: (202) 393-0105

            If to Acquiror, to:

                        Northeast Pennsylvania Financial Corp.
                        12 E. Broad Street
                        Hazleton, Pennsylvania  18201
                        Attn:  E. Lee Beard
                        Facsimile: (570) 459-3734

            With copies to:

                        Douglas P. Faucette, Esq.
                        Thomas J. Haggerty, Esq.
                        Muldoon, Murphy & Faucette LLP
                        5101 Wisconsin Avenue, N.W.
                        Washington, D.C.  20016
                        Facsimile:  (202) 966-9409

            Section 8.8.  Entire Agreement; etc. This  Agreement, together  with
                          ---------------------
the Plan of Bank Merger, any Exhibit and the Disclosure Letters, represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made. All terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Except for SECTIONS 1.3, 1.4, 4.11 and 4.12, which confer rights on the parties described therein, nothing in this Agreement is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

            Section 8.9.  Successors  and  Assigns;  Assignment.  This Agreement
                          -------------------------------------
shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; PROVIDED, HOWEVER, that this Agreement may not be assigned by either party hereto without the written consent of the other party.

            Section  8.10.   Arbitration.   Any  dispute  or controversy arising
                             -----------
under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators sitting in a location to be mutually agreed upon by Acquiror and Target within fifty (50) miles from the location of Acquiror and Target, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

                                    NORTHEAST PENNSYLVANIA
                                    FINANCIAL CORP.


                                    By: /s/ E. Lee Beard
                                        ----------------------------------------
                                        President and Chief Executive Officer


                                    NORTHEAST ACQUISITION, INC.



                                    By: /s/ E. Lee Beard
                                        ----------------------------------------
                                        President and Chief Executive Officer


                                    SECURITY OF PENNSYLVANIA
                                    FINANCIAL CORP.



                                    By: /s/ Richard C. Laubach
                                        ----------------------------------------
                                        President and Chief Executive Officer